SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

POTLATCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POTLATCH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 5, 2008

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Potlatch Corporation

601 West First Ave., Suite 1600
Spokane, Washington 99201

April 4, 2008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Potlatch Corporation will be held at the Hotel Lusso, North One Post Street, Spokane, Washington, on Monday, May 5, 2008, at 9:00 a.m. local time.

We are holding this meeting to:

•	elect four directors to the Potlatch Corporation Board of Directors;

•	approve the Potlatch Corporation Annual Incentive Plan;

•	ratify the appointment of our independent registered public accounting firm for 2008;

•	transact any other business that properly comes before the meeting.

Your Board of Directors has selected March 24, 2008, as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting and at any adjournment or postponement.

Potlatch’s proxy statement, proxy card or voting instruction form and 2007 Annual Report are being distributed to stockholders on or about April 4, 2008. Your vote is important, so please vote your shares promptly. To vote your shares, please refer to the instructions on the enclosed proxy card or voting instruction form, or review the section titled “Voting” beginning on page one of the accompanying proxy statement.

By Order of the Board of Directors,

MICHAEL S. GADD

Corporate Secretary

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

for the Potlatch Corporation Annual Shareholder Meeting To Be Held on May 5, 2008.

Effective January 2008, the Securities and Exchange Commission rules state that corporations can direct shareholders to read and download proxy materials and the annual report to shareholders on an internet website without mailing paper copies. The rule further states that the company must provide notice of the website where shareholders can find these electronic documents. Potlatch has elected to provide you with both paper copies and access to the electronic versions of these documents this year. The paper documents that are enclosed with this notice are also available to read and download on the internet. We encourage you to review the important information contained in the proxy materials before voting. We will evaluate whether to forego mailing paper documents and rely solely on electronic documents in the future.

Potlatch Corporation has set up a secure website that has the proxy statement, the annual report to shareholders and a proxy card available to download and print. The web address is: www.proxyvoting.com/pch.

You can vote your proxy in any one of the four ways listed below under “Voting.”

Directions for voting on-line via our secure website, voting by telephone or voting by mail are also included on the proxy card.

PROXY STATEMENT

This proxy statement and the enclosed proxy card are being furnished to stockholders of Potlatch Corporation in connection with the solicitation of proxies by our Board of Directors for use at the 2008 Annual Meeting of Stockholders, which is described below. We expect to mail this proxy statement, the Notice of Meeting, and the form of proxy enclosed, on or about April 4, 2008.

ANNUAL MEETING INFORMATION

Date, time and place of the meeting

The 2008 Annual Meeting of Stockholders will be held on Monday, May 5, 2008, at 9:00 a.m., local time, at Hotel Lusso, North One Post Street, Spokane, Washington.

Purpose of the meeting

The purpose of the meeting is to vote upon the election of four directors to our Board; the approval of the Potlatch Corporation Annual Incentive Plan; and the ratification of the appointment of our independent registered public accounting firm.

Recommendation of the Board of Directors

Our Board unanimously recommends that you vote FOR each director nominee and for Proposals 2 and 3 contained in this proxy statement.

Who may vote

Stockholders who owned common stock at the close of business on March 24, 2008, the record date for the Annual Meeting, may vote at the meeting. For each share of common stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.

Proxy solicitation

Certain of our directors, officers and employees and our proxy solicitor, D.F. King & Co., also may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies, including D.F. King’s fee of $9,000 plus out-of-pocket expenses, and we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Potlatch stock. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.

Tabulation of votes—Inspector of Election

Our transfer agent, Mellon Investor Services LLC, will act as the inspector of election at the Annual Meeting and we will reimburse reasonable charges and expenses related to the tabulation of votes.

Voting

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly with Potlatch (in your name):

•	Via Internet: Go to www.proxyvoting.com/pch and follow the instructions. You will need to enter the Holder Account Number and Proxy Access Number printed on the enclosed proxy card.
•	By Telephone: Call toll-free 1-866-540-5760 and follow the instructions. You will need to enter the Holder Account Number and Proxy Access Number printed on the enclosed proxy card.
•

In Writing: Complete, sign, date, and return the enclosed proxy card in the envelope provided, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

Shares held in a Potlatch 401(k) Savings Plan (through Mercer Trust Company):

•

Via Internet: If you are a participant in the Potlatch Savings Plan for Hourly Employees or the Potlatch Salaried Employees’ Savings Plan, go to www.proxyvoting.com/pch and follow the instructions. You will need to enter the Control Number printed on the enclosed voting instruction form.

•	By Telephone: Call toll free 1-866-540-5760 and follow the instructions. You will need to enter the Control Number printed on the enclosed voting instruction form.
•

In Writing: Complete, sign, date, and return the enclosed proxy card in the envelope provided. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

•

You may receive a separate voting instruction form with this proxy statement from your bank, broker or nominee, or you may need to contact your bank, broker or nominee to determine whether you will be able to vote electronically using the Internet or telephone. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

•

If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to the broker, then your broker can vote your shares for “discretionary” items, but cannot vote your shares for “non-discretionary” items. On non-discretionary items for which you do not give voting instructions, the shares will be treated as “broker non-votes”. The election of directors, approval of the Annual Incentive Plan and the ratification of the selection of our independent registered public accounting firm are all considered routine and therefore “discretionary” items. This means that all three proposals may be voted upon by your broker if you do not give voting instructions for the shares held on your behalf.

If you return your proxy card by mail or vote via the Internet or by telephone but do not select a voting preference, the individuals named as proxies on the enclosed proxy card or voting instruction form will vote your shares FOR the election of the four nominees for director identified in this proxy statement and FOR Proposal 2 and FOR Proposal 3. If you have any questions or need assistance in voting your shares, please contact D.F. King & Co., toll-free at 1-800-697-6975.

Revoking your proxy

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Corporate Secretary written notice of your revocation or by submitting a later-dated proxy, and you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the meeting, by itself, will not revoke a proxy. If shares are registered in your name, you may revoke your proxy by telephone by calling 1-866-540-5760 and following the instructions or via the Internet by going to www.proxyvoting.com/pch and following the instructions.

If your shares are held in a Potlatch 401(k) Savings Plan (through Mercer Trust Company), you may revoke your proxy by telephone by calling 1-866-540-5760 and following the instructions or via the Internet by going to www.proxyvoting.com/pch if you are a participant in the Potlatch Savings Plan for Hourly Employees or if you are a participant in the Potlatch Corporation Salaried Employees’ Savings Plan, and following the instructions.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

Quorum

On March 24, 2008, the record date, we had 39,389,138 shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of shares outstanding on the record date are present either in person or by proxy. Abstentions and broker non-votes will both be counted towards a quorum.

Votes needed

The affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting is required to elect each of the nominees for director listed in Proposal 1 and to approve Proposal 2 and Proposal 3. The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. Withheld votes and abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.

Annual Meeting attendance

We cordially invite and encourage all of our stockholders to attend the meeting. Persons who are not stockholders may attend only if invited by us. If you own shares in “street” or “nominee” name, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting.

Other matters presented at Annual Meeting

We do not expect any matters, other than those included in this proxy statement, to be presented at the 2008 Annual Meeting. If other matters are presented, the individuals named as proxies on the enclosed proxy card will have discretionary authority to vote your shares on the matter.

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Corporate Conduct and Ethics Code

Our Board of Directors and management operate within our comprehensive plan of corporate governance that defines our Board’s and executives’ responsibilities, sets high standards for their professional and personal conduct, and provides for monitoring of their compliance with those responsibilities and other legal standards. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our Company. In addition, all committees of the Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Corporate Conduct and Ethics Code, or Ethics Code, which provides ethical standards and policies that apply to all of our directors, officers and employees. Our Ethics Code requires that our directors, officers and employees avoid conflicts of interest, comply with laws and other legal requirements, conduct business honestly and ethically, provide full and accurate reporting to us, and otherwise act with integrity and in our best interests. We have also established procedures so that complaints regarding our accounting and auditing matters, conflicts of interests, securities violations and other matters can be submitted confidentially and anonymously. See “Communications with Directors” below.

Copies of the Ethics Code and the Governance Guidelines are available for downloading or printing by going to our web site at www.potlatchcorp.com, and selecting “Investor Resources” then “Corporate Governance,” and then selecting the appropriate link.

Director Independence

The role of our Board is to oversee and provide policy guidance on our business and affairs. The Board believes that it will best serve our stockholders if the majority of its members are independent. As of March 24, 2008, our Board had eleven members, ten of whom are outside (non-employee) directors. With the exception of Michael J. Covey, who serves as Chairman of the Board, President and Chief Executive Officer, the Board has determined that none of our directors or their immediate family members have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with us), and none of our directors or their immediate family members are employees of our independent registered public accounting firm, KPMG LLP. All are independent within the meaning of the New York Stock Exchange, or NYSE, listing standards and our Director Independence Policy, a copy of which can be found on our web site by going to www.potlatchcorp.com, and selecting “Investor Resources” and then “Corporate Governance,” and then “Board of Directors.”

The Vice Chair of our Board acts as lead director of the independent Board members when the Chair is a non-independent director, as is currently the case.

At each of its in-person meetings and, as necessary, telephonic meetings, the Board meets in executive session without members of management present, and William T. Weyerhaeuser, Vice Chair, presides over these executive sessions. Each committee of the Board, except for the Finance Committee, also schedules an executive session without members of management present for every in-person meeting and, as necessary, at telephonic meetings.

Board Meetings

During 2007, the Board met eight times. Each director attended 94% or more of the meetings of the Board and its Committees. The Board does not have a policy requiring director attendance at annual meetings of the stockholders. One of our directors attended the 2007 Annual Meeting of Stockholders.

Communications with Directors

We have established procedures for stockholders and other interested parties to contact one or more of our non-management directors by e-mail or mail. These procedures can be viewed by going to our public web site at

www.potlatchcorp.com, and selecting “Investor Resources,” then “Corporate Governance,” and then “Board of Directors.” We forward all communications with a proper business purpose to the intended non-management director or directors.

Our Audit Committee has established procedures to address complaints and concerns about our accounting, internal controls and auditing matters for two different groups: (1) employees, who receive confidential and anonymous treatment; and (2) third parties (such as competitors, vendors and consumers), who are not entitled to confidential and anonymous treatment. All complaints and concerns are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline number are available by going to our public web site at www.potlatchcorp.com, and selecting “Investor Resources,” then “Corporate Governance,” and then “Hotlines.”

Nominees for Director

Our Nominating and Corporate Governance Committee, or Nominating Committee, is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each annual meeting of stockholders, and elects new directors to fill vacancies if they occur.

Our Board strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating Committee also seeks to ensure that a majority of our Board members are independent under NYSE rules, as required by our Governance Guidelines, and that at least one Board member meets the criteria for an “audit committee financial expert” under Securities and Exchange Commission, or SEC, rules.

Prior to each annual meeting of stockholders, our Nominating Committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience of its directors. If a director no longer wants to continue in service, the Nominating Committee decides not to re-nominate the director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the Nominating Committee considers various candidates for Board membership, including those suggested by the Nominating Committee members, by other Board members, by any director search firm engaged by the Nominating Committee, and by our stockholders.

A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee should notify our Corporate Secretary in writing at our principal office. Each notice must include the full name, age, business and residence addresses, principal occupation or employment of the nominee, the number of shares of Potlatch common stock beneficially owned by the nominee, if any, and the skills, qualifications, background and other attributes of the nominee that the stockholder believes are pertinent. In addition, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934, as amended, must be included, as well as the following: (i) the nominee’s written consent to serve, if elected; and (ii) a written statement whether the nominee, if elected, will provide, promptly after his or her election as a director, an irrevocable resignation effective upon (a) the nominee’s failure to receive the required vote for re-election at the next meeting of stockholders at which the nominee would face re-election, and (b) acceptance of such resignation by the Board, pursuant to our Bylaws or our Governance Guidelines. A written notice of the nomination must be sent to our offices within the time requirements set forth in this proxy statement under “General Information—Stockholder Proposals for 2008.”

Committees of the Board

Our Board currently has four standing committees, as described below. The current charters of each of these committees are available on our public web site at www.potlatchcorp.com, by selecting “Investor Resources,” then “Corporate Governance,” and then “Committee Composition.” The following table shows the membership of each Committee as of March 31, 2008:

Name	Audit Committee		Executive Compensation and Personnel Policies Committee		Finance Committee		Nominating and Corporate Governance Committee
Michael J. Covey					X
Boh A. Dickey	X	(Chair)			X	(Chair)
William L. Driscoll					X		X
Ruth Ann M. Gillis	X				X
Jerome C. Knoll	X		X
John S. Moody			X		X
Lawrence S. Peiros			X				X
Gregory L. Quesnel	X		X				X
Michael T. Riordan			X				X
Judith M. Runstad			X				X	(Chair)
William T. Weyerhaeuser			X	(Chair)	X

Audit Committee

Our Audit Committee consists of four outside (non-employee) directors, and is responsible for assisting the Board in its oversight of our accounting, financial reporting and internal control matters, including monitoring our compliance with the tax and other rules pertaining to real estate investment trusts (REITs). The Audit Committee has sole authority to retain, compensate and terminate our independent registered public accounting firm and our Internal Audit Director. In addition, the Audit Committee oversees and enforces our Related Person Transactions Policy. See also “Transactions with Related Persons” below. The Committee has appointed KPMG LLP as our independent registered public accounting firm and pre-approved its audit fees and non-audit services and fees for 2008 in accordance with criteria adopted by the committee.

Our Board has determined that all members of our Audit Committee are independent within the meaning of the NYSE listing standards and our Director Independence Policy, and are financially literate. The Board also has determined that Committee Chair Boh A. Dickey is an audit committee financial expert as defined by SEC rules.

Our Audit Committee met eight times in 2007. See “Audit Committee Report” in this proxy statement for a description of the committee’s activities during 2007.

Executive Compensation and Personnel Policies Committee

Our Executive Compensation and Personnel Policies Committee, or Compensation Committee, consists of seven outside (non-employee) directors, all of whom meet the NYSE listing standards for director independence. The Compensation Committee oversees our executive compensation and benefits programs and general personnel policies and practices for our executives. It also helps determine our management succession planning, and annually reviews the performance of our Chief Executive Officer. In addition, the Compensation Committee reviews the “Compensation Discussion and Analysis” contained in this proxy statement and recommends its inclusion to the full Board for approval. See “Compensation Discussion and Analysis” in the proxy statement for a discussion of the committee’s role in setting executive compensation.

Our Compensation Committee met six times in 2007.

Finance Committee

Our Finance Committee reviews and makes recommendations on financings and other financial matters, and consists of six directors—five outside (non-employee) directors and our Chairman of the Board, Michael J. Covey, who is an employee of the Company.

Our Finance Committee met once in 2007.

Nominating and Corporate Governance Committee

Our Nominating Committee is responsible for identifying, evaluating, recruiting and recommending to the Board nominees for election as directors, and for developing and recommending to the Board a set of corporate governance principles and related policies. It also oversees our compensation and benefits paid to our directors.

The Board has determined that all five members of our Nominating Committee are independent within the meaning of the NYSE listing standards and our Director Independence Policy.

Our Nominating Committee met four times in 2007.

Compensation Committee Interlocks and Insider Participation

William T. Weyerhaeuser, Jerome C. Knoll, Lawrence S. Peiros, Gregory L. Quesnel, Michael T. Riordan, John S. Moody and Judith M. Runstad served as members of our Compensation Committee during 2007. All are outside (non-employee) directors, and none of our named executive officers served as a director or as a member of a compensation committee of any business entity employing any of our directors during 2007.

Transactions with Related Persons

Securities laws require us to disclose certain business transactions that are considered related person transactions. In order to clearly comply with these requirements, our Audit Committee has adopted a Related Person Transactions Policy that applies to any director or executive officer of the Company, any beneficial owner of more than 5% of our voting stock, any immediate family member of any of the foregoing persons, and any entity that employs any of the foregoing persons, or related person, or in which a related person is a general partner, principal or 10% or greater beneficial owner. Transactions covered by this policy are those in which (a) we or any of our subsidiaries participate, (b) the amount involved exceeds $120,000, and (c) any related person had, has or will have a direct or indirect material interest, as defined in the policy.

Any proposed related person transaction is reviewed by our Audit Committee at its next regularly scheduled meeting, unless our Corporate Secretary determines that it is not practicable or desirable to wait until the next scheduled meeting for a particular transaction, in which case the Chair of the Audit Committee has the authority to review and consider the proposed transaction. Only those transactions determined to be fair and in our best interests are approved, after taking into account all factors deemed relevant by the Audit Committee, or its Chair, as the case may be. If the Chair approves any related person transaction, then that approval is reported to the Audit Committee at its next regularly scheduled meeting. The entire policy can be viewed by going to our public web site at www.potlatchcorp.com, and selecting “Investor Resources,” then “Corporate Governance,” and then “Board of Directors.”

We did not conduct any transactions with related persons in 2007 that would require disclosure in this proxy statement or approval by the Audit Committee pursuant to the policy described above.

BOARD OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect four individuals to serve as directors until the 2011 Annual Meeting. See “Proposal No. 1—Election of Directors.” Our Bylaws require our directors to be elected by a majority vote of the shares of common stock present or represented by proxy and entitled to vote at the Annual meeting.

Below are the names and ages of our eleven directors of as the date of this proxy statement, the years they became directors, their principal occupations or employment for at least the past five years, and certain of their other directorships. Unless authority is withheld, the persons named as proxies in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Nominees for Election at this Meeting for a Term Expiring in 2011 (Class III)

Jerome C. Knoll (age 65) has been a director since December 2001. Mr. Knoll has been Chairman of the Board and Chief Executive Officer of Marathon Industries, Inc., a manufacturer of polyurethane products, since January 2000. He also served as Vice President of Genie Industries, Inc., a manufacturer of aerial work platforms from 1989 through December 2007 and served as its Chief Financial Officer, from 1989 through April 2001.

John S. Moody (age 59) has been a director since September 2006. Mr. Moody is President of Proterra Management LLC in Houston, which is the general partner and manager of Proterra Realty Fund, LTD, a Texas real estate private equity firm. From 2004 through 2005 he served as President and Chief Executive Officer of HRO Asset Management, LLC, a real estate advisory business. Prior to that, from 2001 to 2004, Mr. Moody was President of Marsh & McLennan Real Estate Advisors, Inc., a business that directed real estate projects and transactions for Marsh & McLennan. He also serves as a director of Huron Consulting Group (NASDAQ: HURN), a publicly held integrated strategic services provider.

Lawrence S. Peiros (age 52) has been a director since February 2003. Mr. Peiros is Executive Vice President and Chief Operating Officer for North America of The Clorox Company (NYSE: CLX), a household consumer products company. Previously, he served as Group Vice President of The Clorox Company, a position he had held since February 1999.

William T. Weyerhaeuser (age 64) has been a director since February 1990 and has served as Vice Chairman of our Board since January 1, 2004. Currently, Mr. Weyerhaeuser is Chairman of the Board of Columbia Banking System, Inc. (NASDAQ: COLB), a position he has held since January 2001. He served as its Interim Chief Executive Officer from June 2002 until February 2003. In addition, Mr. Weyerhaeuser has been Chairman of the Board of Eden Bioscience Corp. (NASDAQ: EDEN) since November 2001.

Directors Continuing in Office until 2009 (Class I)

Boh A. Dickey (age 63) has been a director since July 2000. Until his retirement in 2001, Mr. Dickey was the President, Chief Operating Officer and a director of SAFECO Corporation (NYSE: SAF), an insurance and financial services company.

William L. Driscoll (age 45) has been a director since January 2004. He is currently a partner with Pointe Group Management Company, a private commercial real estate and management company. Mr. Driscoll spent approximately nine months in 2006 serving in Iraq with the United States Marine Corps. Prior to that time, he was a marketing and business consultant for ID Micro, a radio frequency technology company with which he had been associated since January 2005. Before then, Mr. Driscoll was Vice President of Strategic Accounts for PACCESS, a packaging solutions company, from December 2002 to December 2004.

Ruth Ann M. Gillis (age 53) has been a director since November 2003. Currently, Ms. Gillis is Senior Vice President of Exelon Corporation (NYSE: EXC), a publicly held energy company, and President of Exelon Business Services Company, a subsidiary of Exelon Corporation, a position she has held since October 2005. From August 2004 to October 2005 she served as Executive Vice President of Commonwealth Edison, another subsidiary of Exelon Corporation, and was President of Exelon Business Services Company from November 2002 to August 2004.

Judith M. Runstad (age 63) has been a director since March 1999. Ms. Runstad is an attorney who has served Of Counsel to Foster Pepper PLLC, a law firm, since January 1998. She also serves as a director of Wells Fargo & Co. (NYSE: WFC), a bank holding company, and SAFECO Corporation (NYSE: SAF), an insurance and financial services company.

Directors Continuing in Office until 2010 (Class II)

Michael J. Covey (age 50) has been a director since February 2006. Our President and Chief Executive Officer since February 2006, Mr. Covey has been Chairman of the Board since January 1, 2007. Prior to coming to Potlatch, he was employed for 23 years by Plum Creek Timber Company, Inc., a real estate investment trust, where he had served as Executive Vice President since August 2001.

Gregory L. Quesnel (age 59) has been a director since September 2000. In 2004, Mr. Quesnel retired as President, Chief Executive Officer and a director of CNF, Inc., a supply chain logistics management company, positions he had held since May 1998. He also serves as a director of Synnex Corporation (NYSE: SNX), an information technology product supplies services company.

Michael T. Riordan (age 57) has been a director since December 2002. From May 2000 until his retirement in 2002, Mr. Riordan was the Chairman, Chief Executive Officer and President of Paragon Trade Brands, a manufacturer of private label disposable diapers and related products. Mr. Riordan also serves as a director of R.R. Donnelley & Sons Company (NYSE: RRD), a publication, catalog and commercial printing company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

This table shows the number of shares beneficially owned as of March 14, 2008, by each owner of more than 5% of our common stock, each of our directors, each executive officer for whom compensation is reported in this proxy statement, and all directors and executive officers as a group. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 39,386,506 shares of our common stock outstanding as of March 14, 2008, unless otherwise noted. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

	Amount and Nature of Common Stock Beneficially Owned					Common Stock Units (2)
	Number of Shares Beneficially Owned		Right to Acquire (1)		Percent of Class
Stockholders Owning More than 5%
Southeastern Asset Management, Inc.	3,758,567	(3)	n/a		9.54%	n/a
6410 Poplar Ave. Ste 900
Memphis, TN 38119
Barclays Global Investors, NA.	2,581,534	(4)	n/a		6.55%	n/a
45 Fremont Street
San Francisco, CA 94105
T. Rowe Price Associates, Inc	2,375,432	(5)	n/a		6.03%	n/a
100 E. Pratt Street
Baltimore, MD 21202

Directors and Named Executive Officers
Michael J. Covey	43,014	(6)	14,516	(7)	*	0
Boh A. Dickey	5,500	(8)	18,791		*	4,380
William L. Driscoll	409,194	(9)	0		1.04%	5,281
Ruth Ann M. Gillis	3,038		1,466		*	10,030
Jerome C. Knoll	16,019	(10)	0		*	4,380
John S. Moody	10,000		0		*	2,569
Lawrence S. Peiros	3,750	(11)	7,517		*	4,380
Gregory L. Quesnel	2,888		18,791		*	4,380
Michael T. Riordan	1,726		11,275		*	4,380
Judith M. Runstad	12,161	(12)	1,879		*	4,380
William T. Weyerhaeuser	607,263	(13)	20,294		1.59%	51,189
Eric J. Cremers	0		0	(14)		0
Richard K. Kelly	25,639	(15)	6,459		*	0
Harry D. Seamans	25,319	(16)	17,434		*	0
Brent Stinnett	125	(17)	856	(18)	*	1,615
Gerald L. Zuehlke	15,621	(19)	9,931		*	0

Directors and all Executive Officers as a group
(20 persons, including those named above)	1,219,831		181,802		3.54%	96,964

*	Less than 1%.

[Footnotes to this table appear on the following page.]

(1)    Represents shares the directors and executive officers (other than Messrs. Covey and Stinnett) have the right to acquire with stock options exercisable within 60 days of March 14, 2008. Messrs. Covey’s and Stinnett’s amounts represent shares of common stock issuable under restricted stock units (RSUs) that are currently vested or vest within 60 days of March 14, 2008.

(2)    Represents common stock units as of March 14, 2008. These stock units are not actual shares of common stock and have no voting power. In the case of our directors these stock units are credited, along with accrued dividend equivalents, on a one-for-one basis with our common stock pursuant to our Deferred Compensation Plan for Directors II (see “Compensation Discussion and Analysis—Compensation of Non-Employee Directors”). For directors other than Mr. Covey, the units represent deferred directors’ fees (for Mr. Weyerhaeuser and Ms. Gillis), and deferred annual awards granted in December 2004—2007 to all the outside directors. For Mr. Weyerhaeuser, the units also represent common stock units received and deferred when our directors’ retirement plan was terminated in 1996. For Mr. Stinnett, the units represent deferred annual incentive plan award payments. For all the units, we convert them into cash and pay the person according to an election the person makes prior to deferring fees or incentives, except for the directors’ annual deferred awards granted to the outside directors, which will be converted to cash and paid upon separation from service as a director.

(3)    Based on the stockholder’s Schedule 13G filed February 13, 2008, with the SEC, the stockholder has shared voting and dispositive power over 3,702,022 of these shares in its capacity as an investment advisor registered under the Investment Company Act of 1940, or Investment Act, and has sole dispositive power but no voting power over 56,545 of these shares. Southeastern Asset Management, Inc. disclaims beneficial ownership of all the shares.

(4)    Based on the stockholders’ Schedule 13G filed on February 6, 2008, with the SEC. The Schedule indicates that sole dispositive power over all these shares is held by the following entities in the respective amounts listed: Barclays Global Investors, NA, 1,379,710 shares; Barclays Global Fund Advisors, 1,173,225 shares; Barclays Global Investors, Ltd., 11,700 shares; and Barclays Global Investors Japan Limited, 16,899 shares. In addition, the Schedule reports sole voting power by the following entities over the respective shares listed: Barclays Global Investors, NA, 1,212,495 shares; Barclays Global Fund Advisors, 1,173,225 shares; Barclays Global Investors, Ltd., 11,700 shares; and Barclays Global Investors Japan Limited, 16,899 shares.

(5)    Based on the stockholder’s Schedule 13G filed on February 14, 2008, with the SEC, the stockholder serves as an investment advisor registered under the Investment Act, with sole dispositive power over all these shares and sole voting power over 714,812 of these shares. These securities are owned by various individuals and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)    Includes the following: (i) 27,900 shares held directly by Mr. Covey; (ii) 15,000 shares of common stock held in a trust, of which Mr. Covey has sole voting and investment power; and (iii) 114 shares of common stock held for Mr. Covey’s individual account under our 401(k) employee savings plan.

(7)    Consists of shares of common stock issuable under RSUs granted to Mr. Covey upon his employment with us on February 6, 2006, which vest over three years, accrue dividend equivalents and convert into shares of common stock on a one-for-one basis.

(8)    These shares are held in the name of Mr. Dickey and his spouse with whom Mr. Dickey shares voting and investment power for these shares.

(9)    Includes 131,072 shares held directly by Mr. Driscoll, and 275,540 shares held by trusts of which Mr. Driscoll is a trustee and shares voting power but has no dispositive power. Also includes 2,582 shares held by trusts of which Mr. Driscoll is a trustee and shares both voting and dispositive powers. Mr. Driscoll disclaims beneficial ownership of all shares except those held directly by him. A total of 69,181 shares of common stock held in trust are currently pledged as collateral for a bank loan by one of the trusts.

(10)    These shares are held in the name of Mr. Knoll and his spouse, with whom Mr. Knoll shares voting and investment power for these shares.

(11)    These shares are held in a trust under which Mr. Peiros shares voting and investment power with his spouse.

(12)    Includes 5,986 shares owned by Ms. Runstad’s spouse, of which Ms. Runstad disclaims beneficial ownership.

(13)    Includes the following: (i) 2,961 shares owned directly; (ii) 536,814 shares held by trusts or nonprofit entities of which Mr. Weyerhaeuser is either a trustee or director, 43,338 shares over which he has sole voting and investment power, 493,476 shares over which he has shared voting power, and 73,649 shares over which he has shared investment power; and (iii) 64,055 shares held by a trust of which Mr. Weyerhaeuser is a trustee and has sole voting and investment power. Also includes 3,433 shares held in the name of his spouse, of which Mr. Weyerhaeuser disclaims beneficial ownership. A total of 101,706 shares of common stock held in trust are currently pledged as collateral for bank loans by two of the trusts. Mr. Weyerhaeuser disclaims beneficial ownership of all shares except for the 2,961 shares he owns directly and 64,055 shares held in a trust for his benefit for which he is also trustee.

(14)    Upon his employment with us on July 16, 2007, Mr. Cremers was granted 5,654 RSUs that vest over three years, accrue dividend equivalents, and convert into shares of common stock on a one-for-one basis. See “Compensation Discussion and Analysis—Long Term Incentives; Restricted Stock Units” in this proxy statement.

(15)    Includes 14,403 shares of common stock held for Mr. Kelly’s individual account under our 401(k) employee savings plan.

(16)    Includes 16,613 shares of common stock held for Mr. Seamans’ individual account under our 401(k) employee savings plan.

(17)    Represents shares of common stock held for Mr. Stinnett’s individual account under our 401(k) employee savings plan.

(18)    Consists of shares of common stock issuable under RSUs granted to Mr. Stinnett upon his employment with us on August 1, 2006, which vest over three years, accrue dividend equivalents and convert into shares of common stock on a one-for-one basis.

(19)    Includes 10,792 shares of common stock held for Mr. Zuehlke’s individual account under our 401(k) employee savings plan.

REPORT OF THE EXECUTIVE COMPENSATION AND PERSONNEL POLICIES COMMITTEE

The Executive Compensation and Personnel Policies Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2007 Annual Report on Form 10-K.

The Committee Members:

William T. Weyerhaeuser, Chair

Jerome C. Knoll

John S. Moody

Lawrence S. Peiros

Gregory L. Quesnel

Michael T. Riordan

Judith M. Runstad

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Evolution of Company and Compensation Program

As a REIT, we own and manage approximately 1.7 million acres of timberlands. Through our taxable subsidiary, we also conduct a real estate sales and development business and operate lumber and wood-pulp products manufacturing facilities. As a specialized REIT with significant manufacturing operations, we consider our peer companies to consist of both “pure play” timber REITs and wood and paper product manufacturers. To provide a better “apples-to-apples” comparison of Potlatch to these manufacturers, which are generally “C” corporations subject to corporate taxation, and timber REITs, which are generally not subject to corporate taxation, we began using pre-tax financial measurements as opposed to after-tax measurements in 2006 for purposes of assessing relative performance under our compensation program. Also as a result of our conversion to a REIT, in 2006 we stopped using stock options, which only reward stock price appreciation, as the long-term incentive portion of the compensation package provided to our senior employees and instead began using performance shares, which recognize total stockholder return.

Compensation Philosophy and Objectives

Our compensation philosophy is to provide all of our executives a fair and competitive incentive-based compensation package that is tied to the performance of both the individual and the company. We target our compensation levels to be at or near the median of compensation paid by other comparable companies. We also believe that a significant portion of total compensation should be at risk and dependent on achievement of target levels of performance. In addition, we believe that in order to maintain fiscal discipline, incentive compensation should include caps. Our key compensation objectives are to recruit, motivate and retain talented and experienced executives, ensure our compensation incentives are aligned with short-term and long-term company performance, and align our employees’ interests with those of our stockholders.

Compensation Oversight

Our Executive Compensation and Personnel Policies Committee, which we refer to as the Compensation Committee or the Committee, periodically reviews the components of our executive compensation program to ensure the program continually meets our objectives as well as improves or evolves as necessary.

Management Input.    Before compensation is established by the Compensation Committee, our Chief Executive Officer, or CEO, and our Vice President, Human Resources, or VP-HR, recommend to the Compensation Committee changes to base salaries, target amounts for annual cash bonuses and equity awards for each named executive officer, except the CEO. These recommendations are based on the principal duties and responsibilities of each position, competitor pay levels within our industry and regional and national markets, and internal pay equity, as well as on individual performance considerations. In addition, each year our VP-HR and our Controller provide the Committee with a detailed review of the actual results for each of the corporate and operating units’ performance goals compared to the performance measures set at the beginning of the year under our annual incentive plan and the resulting proposed payments or awards to be made to the named executive officers. Our CEO also makes recommendations to the Committee regarding executive merit increases and compensation packages for executives being hired or promoted. The Committee also looks to our CEO for the establishment of our performance targets and his evaluation of the performance of the executives who report to him.

Compensation Consultants.    The Compensation Committee engages Deloitte Consulting LLP, or Deloitte, to advise the Committee on executive compensation matters. Deloitte does not advise any of our executive officers as to their individual compensation, and does not perform other services for the company. Based in part upon an assessment prepared by Deloitte, the Compensation Committee analyzes each component of each of our officers’ compensation package at least every two years to assess the proper balance and competitiveness of the components and the compensation tools used to accomplish the objective of each component. Additionally,

Deloitte assists the Committee on an annual basis in reviewing the compensation packages of each of our named executive officers.

In 2007, the company hired Mercer (US) Inc., or Mercer, to assist in redesigning our salaried employee compensation structure to, among other things, more closely align our incentive plans for salaried employees with the interests of our shareholders in light of our status as a REIT. The Mercer consultant who performs these services reports directly to our VP-HR.

Mercer’s activities consisted primarily of the following:

•	Assisted in market analysis to ensure compensation design changes reflected best practices in the market and were appropriate for a specialized REIT; and

•	Provided design parameters to guide our management on what changes were necessary to improve alignment between our compensation program and company objectives.

Our VP-HR worked closely with Mercer on the redesign of the program, and our CEO met with Mercer periodically to review Mercer’s analysis and proposals. The new program was presented to the Compensation Committee for review and approval in the fall of 2007. Deloitte assisted the Committee in its review of the redesigned program. The Committee took into consideration the recommendations of management and the advice of Deloitte in connection with the Committee’s approval of the modification of the compensation program. The changes in our compensation program resulting from the work and consultation of Mercer and Deloitte are discussed below. See “2008 Compensation Program Changes” on page 23.

All of the decisions with respect to determining the amount or form of executive compensation under our compensation program are made by the Committee alone and may reflect factors and considerations other than the information and advice provided by Deloitte and Mercer.

Establishing Compensation

Each year, the Committee reviews and approves the following:

•	base salary increases for our named executive officers and certain other executive officers;

•	awards under our short-term and long-term incentive plans for our executive officers and certain senior employees;

•	performance measures under our short-term and long-term incentive plans;

•	performance measures and aggregate grants made under the long-term incentive plans for other key employees; and

•	the peer group of companies used for purposes of measuring relative performance.

Use of Tally Sheets.    In connection with this review and approval, the Committee analyzes tally sheets prepared by Deloitte that affix dollar amounts to all components of each named executive officer’s compensation consisting of base salary and bonuses, outstanding equity awards, benefits, and potential termination of employment and change-in-control severance payments under several different scenarios.

Competitive Market Assessments.    In connection with the review of each of our named executive officer’s compensation, the Committee analyzes competitive data provided by Deloitte. Deloitte’s market assessment utilizes blended market data from the most relevant survey sources available, including the Forest Products Industry Compensation Association Survey for industry-specific market data, and surveys from Mercer and Watson Wyatt for market data on non-durable goods manufacturing and general industry companies of similar size. This sample includes a majority of the companies within our peer group and other companies outside of our peer group to which we compare our compensation but not corporate performance. We use a broader sampling of companies to establish median compensation ranges because many of our peer group companies are much larger than us or are otherwise not suitable for compensation comparison purposes.

Wealth Accumulation Analysis.    The Committee periodically reviews a wealth accumulation analysis prepared by Deloitte in establishing our named executive officers’ compensation. The Committee reviewed such an analysis in February 2008. The wealth accumulation analysis is comprised of an assessment of the potential value of equity holdings for each of our named executive officers based on multiple company stock price scenarios over a five-year period. The purpose of the analysis is to identify the potential wealth that may be created as a result of our compensation program and assist the Committee in determining if that wealth creation is appropriate given our performance.

Individual Performance.    We adjust compensation against the median level for individual executives, as appropriate, to recognize variables such as job performance, long-term potential and tenure for purposes of recruitment and retention. Total cash and total direct compensation (defined as base salary plus short- and long- term incentives) earned by our executives may vary from the market median (above or below) based on actual performance relative to our plan.

2007 Peer Group.    We measure our relative corporate performance against a peer group of companies. For 2007, our peer group for purposes of setting corporate performance measures was the group of companies listed on the inside back cover of our Annual Report sent to our stockholders along with this Proxy Statement. In 2008 we made revisions to our peer group that are described below. See “2008 Compensation Program Changes” on page 23.

Compensation Components

We balance our executives’ compensation packages among three components:

•	Base salary;

•	Short-term, or annual, cash incentives; and

•	Long-term equity incentives.

Compensation Component Objectives.    The Compensation Committee’s goal in determining compensation for our named executive officers is to award compensation that is reasonable in relation to our compensation philosophy. Salaries are provided to employees as compensation for basic services to the company and to meet the objective of attracting and retaining the talent needed to run our business. Our short-term incentives reward employees for helping us achieve annual financial targets and outperform our peers, and our long-term incentives reward employees for helping us pay higher returns to our stockholders and outperform our peers. We also compensate executives with higher levels of responsibility with a higher proportion of at-risk compensation and a larger proportion of equity compensation, so their interests are more closely aligned with those of our stockholders. See Analysis of 2007 Compensation on page 19 for each named executive officer’s specific pay mix for 2007.

To ensure fiscal discipline, we set threshold performance levels below which no incentive payments are to be made and set caps on the aggregate amount of short-term incentive compensation that we can pay.

Base Salary.    The Compensation Committee targets executive base salaries at the median of competitive practice, with such adjustments as management and the Committee deem necessary based upon the individual executive’s job performance, long-term potential and tenure. We have base salary ranges for each level, or pay grade, for all of our salaried employees, including our CEO. The placement of an executive’s rate of pay within the salary range for a given position corresponds to the executive’s level of experience and performance relative to his or her individual written performance plan. The performance plan contains operational, financial and customer-oriented objectives determined by the executive together with his or her supervisor. Although an initial salary range for our CEO is determined as described above, our CEO’s base salary is set by the Committee.

Short-Term Incentives.    Our short-term incentive program links compensation to annual company performance by awarding cash bonuses for achieving pre-defined performance goals.

Target Opportunities.    Target annual bonuses for our executive officers are defined as a set percentage of base salary, based on the pay grade of each officer’s position. The Committee periodically reviews these target percentages for our executive officers and approves modifications to the target percentages when appropriate, based in part on the recommendations and input of management and Deloitte after a review of competitive practice. Although any target award to be made to our CEO is initially calculated as a percentage of base salary based in part on input from Deloitte, ultimately the Committee establishes the actual award for our CEO.

Earned Awards.    Target awards are subject to adjustment based on corporate and operating division financial performance modifiers. At the end of the year, actual financial performance is calculated and the results are compared to the Committee’s pre-approved scales (which are established at the beginning of the year) to determine the modifiers to apply to the target awards. Awards are further adjusted based on individual performance modifiers that are determined based on the individual employee’s annual performance review.

Once set by the Compensation Committee, target performance measures are not generally changed. However, upon the completion of the calculations for all eligible corporate and operating division employees, the Committee is provided discretion under our short-term incentive plan to modify individual short-term incentive awards, or awards to all eligible employees as a group, after considering an individual’s performance, operating division’s performance, the company’s overall performance or unusual, extraordinary or infrequently occurring items. The Committee also considers safety performance, environmental performance, and other factors when considering awards to be approved.

Earned awards are paid in cash, except for an executive officer who does not meet his or her stock ownership requirement, in which case awards are paid 50% in cash and 50% in stock, or if the award is deferred. Under the terms of our short-term incentive plan, the Compensation Committee has discretionary authority to limit the amount and alter the time and form of payment of annual bonus awards if the aggregate amount of awards to be paid exceeds 6% of our pre-tax income or we did not declare a cash dividend for the year. The Committee did not exercise this authority in 2007.

Long-Term Incentives.    Under our long-term incentive program, which is intended to link compensation to long-term company performance, we grant two types of equity awards:

•

performance shares, which are tied to total stockholder return over a three-year period and reward employees for high performance, encourage them to focus on enhancing long-term stockholder value and align management’s and stockholders’ interests; and

•	restricted stock units, or RSUs, which vest over time and aid in the recruitment and retention of key employees.

Performance Shares.    Upon our conversion to a REIT in January 2006, the Committee stopped granting stock options and began granting performance shares as the sole form of long-term incentive provided to our senior level employees as part of their annual compensation package. We believe performance shares are less dilutive to stockholders because fewer performance shares need be granted compared to options to achieve a similar monetary target value for the award granted. We also believe they provide a superior incentive for our employees compared to stock options due to our high dividend yield as a REIT.

Performance shares are granted at the target performance level, and are earned based on our total stockholder return (TSR) performance over a three-year period relative to our peer group. TSR is stock price appreciation plus cash distributions.

Restricted Stock Units.    We have used, and will continue to use, RSUs to help recruit or retain key employees and to align the interests of newly hired executives with those of our stockholders. For example, we have granted RSUs to newly hired executives to replace the value of equity awards that were forfeited when they left their prior employer. In 2007, for purposes of recruiting our Chief Financial Officer, Eric C. Cremers, part of his compensation package included a grant of RSUs.

Long-Term Incentive Opportunities.    Based on an assessment of competitive long-term incentive opportunities by Deloitte, and an evaluation of those levels by the Committee, “guideline” long-term incentive values are developed for each pay grade for which awards are granted. The guideline long-term incentive values, which are based upon the median of competitive practice, are then converted to a guideline number of performance shares based on the average closing price for our common stock over a fixed period of time as of the beginning of the performance period. The actual number of performance shares granted to eligible employees aside from the CEO is further subject to an increase or decrease at the Committee’s discretion, based upon management’s assessment of an individual employee’s past contributions and potential future contributions to the company. For the CEO, the Committee determines the number of performance shares to be awarded based on a review by Deloitte of competitive long-term incentive opportunities and the Committee’s evaluation of the CEO’s performance.

Timing of Long-Term Incentive Awards.    The effective grant date for equity awards is the day of the Committee meeting at which the awards are approved. These meetings are scheduled well in advance of the actual meeting date and are not coordinated with the release of any material, non-public information. For named executive officers who are hired during the year, the Committee approves equity grants that are effective upon the executive’s start date.

Limitations on and Adjustments to Long-Term Awards.    The Compensation Committee reserves the right to reduce or eliminate any award to an employee, or to all senior employees as a group, if it determines that TSR has been insufficient, or if our financial or operational performance has been inadequate. The Committee did not exercise this authority in 2007.

Analysis of 2007 Compensation

Performance Measures and Target Setting

Annual Incentive Awards. Because of our relatively recent transition to a REIT and the fact that we have manufacturing operations, we continued in 2007 to use the following performance measures in our short-term incentive program:

•	Relative pre-tax return on equity, or ROE, measured at the corporate level against the performance of our peer group; and

•

Absolute pre-tax return on invested capital, or ROIC, measured at the operating division level against pre-defined targets based upon each division’s operating budget for the year relative to its invested capital (total division assets minus current liabilities) at the beginning of the year.

The Compensation Committee believed ROE provided an appropriate measure of performance against peers during up and down cycles and the ROIC measure helped reinforce the need for our operating divisions to attain an acceptable return on the assets that they were responsible for managing.

Short-term incentive bonuses for 2007 performance paid to corporate employees, including our CEO and Chief Financial Officer, or CFO, were based on our corporate pre-tax ROE performance. Short-term incentive bonuses for 2007 performance paid to our five operating division vice presidents, who include three of our named executive officers, were based 50% on our corporate pre-tax ROE performance and 50% on their respective operating division’s pre-tax ROIC performance.

Performance scales for corporate ROE and division ROIC were established by the Compensation Committee at the beginning of 2007. The 2007 ROE performance scale and the corresponding award modifiers as a multiple of target were as follows:

Performance Level	Pre-Tax ROE Percentile Rank (Versus Peer Group)	Award Modifier (Multiple of Target)
Threshold	33rd Percentile	0.25x Target
Target	57th Percentile	1.00x Target
Maximum	97th Percentile	2.00x Target

The award modifier for ROE performance proportionately increases or decreases between threshold and target levels and between target and maximum levels.

The 2007 ROIC performance scale for each operating division and the corresponding award modifiers as a multiple of target were as follows:

Performance Level	Pre-Tax ROIC Consumer Products	Pre-Tax ROIC Pulp and Paperboard	Pre-Tax ROIC Resource and Real Estate	Pre-Tax ROIC Wood Products	Award Modifier (Multiple of Target)
Threshold	8.0%	8.0%	8.0%	N/A	0.10x Target
Target	12.57%	11.0%	19.10%	5.20%	1.00x Target
Maximum	17.65%	14.35%	31.43%	11.0%	2.00x Target

The award modifiers for ROIC performance also proportionately increase between threshold and target levels and between target and maximum levels. We have historically used a threshold ROIC of 8.0%, except in special circumstances approved by the Committee, as such a return has been considered the minimum necessary to provide an acceptable return to our stockholders before beginning to pay annual incentive bonuses. For 2007, the Committee established an ROIC of 5.2% as both the threshold and target for the Wood Products division in recognition of market conditions within the wood products industry resulting from the housing market slump at the beginning of 2007. An actual ROIC below that level would result in no award for the portion of the annual incentive award based on the Wood Products division’s performance.

Long-Term Incentive Awards.    For the 2007-2009 performance period, the relative TSR performance scale and the corresponding number of shares earned as a percentage of target were set by the Committee as follows:

Performance Level	Total Stockholder Return Percentile Rank (Versus 2007 Peer Group)	Number of Shares Earned (Percentage of Target)
Threshold	33rd Percentile	25% of Target
Target	57th Percentile	100% of Target
Maximum	97th Percentile	200% of Target

The number of performance shares earned for relative TSR performance proportionately increases or decreases between threshold and target levels and between target and maximum levels.

Threshold, Target and Maximum.    The Committee believed that for purposes of measuring relative corporate performance for awarding annual or long-term incentives:

•

the 33rd Percentile is an appropriate “floor” for purposes of setting a minimum standard of performance necessary to earn an award because it is consistent with our philosophy of placing the officer’s compensation at risk if minimal performance is not achieved;

•	the 57th Percentile is an appropriate measure for purposes of paying 100% of the target amount because it is in line with our philosophy of targeting compensation at median levels; and

•

the 97th Percentile is an appropriate measure for purposes of paying 200% of the target amount because it is in line with our philosophy of maintaining fiscal discipline by capping total compensation while also rewarding executives for achieving superior performance.

Comparison and Adjustments

As part of its services to the Committee, Deloitte reviewed the components of each of our officers’ compensation prior to the start of 2007. The review revealed the following aggregate information:

•	for base salary and short-term incentives—the target was, on average, six percentage points below market median; and

•	for long-term incentives—the target was, on average, three percentage points below the market median.

As a result of Deloitte’s analysis, the recommendations of our CEO as to his direct reports and the Committee’s decisions based upon that analysis and those recommendations, the Committee decided to implement the following changes in target compensation to our named executive officers:

Name	Base Salary Increase (% increase)	Target Short-Term Bonus Increase 2007 v. 2006 (% of base salary)	Long-Term Equity Award Guideline 2007 v. 2006 (% of salary grade mid-point)
Michael J. Covey	8.0%	Increased from 65% to 70%	Left unchanged at 140%
Eric J. Cremers (1)	N/A	N/A	N/A
Gerald L. Zuehlke	2.99%	Left unchanged at 45%	Left unchanged at 75%
Harry D. Seamans	3.5%	Left unchanged at 45%	Left unchanged at 75%
Brent L. Stinnett	-0-	Left unchanged at 45%	Left unchanged at 75%
Richard K. Kelly	-0-	Left unchanged at 45%	Left unchanged at 75%

(1)	Mr. Cremers was hired in July 2007.

To align the goals of our executives with higher levels of responsibility with our short- and long-term business goals, we compensate those executives with a higher proportion of at-risk compensation. The following table shows the target and the actual amounts for salary and annual and long-term incentive awards for our named executive officers, along with the 2007 percentage of total direct compensation represented by the amount of each component (i.e., the mix of pay).

	TARGET 2007 TOTAL DIRECT COMPENSATION(1)			ACTUAL 2007 TOTAL DIRECT COMPENSATION
Name	Salary (% of Total)	Target short-term incentive award (cash) (% of Total)	Guideline long-term incentive grant value (equity)(2) (% of Total)	Salary(3) (% of Total)	Actual short-term incentive award (cash) (% of Total)	Actual long-term incentive grant value (equity) (2) (% of Total)
Michael J. Covey	$675,000 (32.5%)	$466,700 (22.5%)	$937,031 (45%)	$666,670 (24.4%)	$1,000,000 (36.6%)	$1,065,778 (39%)

Eric J. Cremers(4)	$400,020 (45.4%)	$200,000 (22.7%)	$281,302 (31.9%)	$183,343 (27.7%)	$185,900 (28%)	$293,188 (44.3%)

Harry D. Seamans	$288,180 (46.7%)	$129,000 (20.9%)	$200,081 (32.4%)	$286,560 (39.6%)	$238,300 (33%)	$198,100 (27.4%)

Brent L. Stinnett	$305,040 (47.5%)	$137,300 (21.4%)	$200,081 (31.1%)	$305,040 (46.4%)	$178,400 (27.1%)	$174,328 (26.5%)

Richard K. Kelly	$305,040 (47.5%)	$137,300 (21.4%)	$200,081 (31.1%)	$305,040 (50%)	$107,100 (17.5%)	$198,100 (32.5%)

[Footnotes to this table appear on the following page.]

(1)	Total direct compensation is the sum of base salary, short-term incentives, and long-term incentives.

(2)	These amounts represent the dollar value of the long-term equity incentive guideline and actual award granted in December 2006 for the performance period 2007-2009, valued using a 10-day average closing stock price prior to the December 1, 2006 grant date of $39.62. Such amounts may or may not be paid out depending on the company’s performance over the three year period. The table on page 20 lists the performance measures and the achievement attained relative to threshold, target, and maximum goals for those awards.

(3)	Salary increases for 2007 did not go into effect until March 1, 2007, which explains discrepancies between target and actual salaries for Messrs. Covey and Seamans.

(4)	Target salary and short-term target amounts are annualized. As Mr. Cremers joined the company in July 2007, actual amounts shown represent the amounts he received for 2007.

The actual 2007 short-term incentive awards differ from targeted 2007 amounts as a result of

•	each officer’s individual performance;

•	our actual 2007 corporate pre-tax ROE performance relative to our peer group, which resulted in a multiplier of 1.56; and

•	actual 2007 pre-tax ROIC performance for each operating division (for operating division vice presidents only), which resulted in the following multipliers:

Operating Division	Actual 2007 ROIC	Approved Award Modifier (Multiple of Target)
Consumer Products	7.8%	0
Pulp and Paperboard	12.7%	1.52 x Target
Resource and Real Estate	31.5%	1.04 x Target
Wood Products	1%	0

In 2007, the Committee made individual modifications to the compensation of named executive officers, including our CEO, based on recommendations from our CEO, advice from Deloitte and individual performance reviews. Individual performance modifiers could range from 0.0 to 1.4 times the target award. The threshold individual modifier is 0.5, below which no bonus was awarded. The range of individual modifiers for our named executive officers for 2007 was from 1.0 to 1.4.

Our CEO’s recommendations to the Committee concerning the individual performance modifiers of each of the other named executive officers were based on the individual performance evaluations of those officers. These evaluations took into account objective criteria in the form of operating results against budget and results against customer-oriented goals established for each executive officer at the beginning of the year, and subjective criteria such as strategic goals which involve the exercise of discretion and judgment in assessing performance attainment.

In determining the CEO’s individual performance modifier, the Committee considered its evaluation of Mr. Covey’s performance against his financial, operational and strategic goals for 2007. The Committee noted that under Mr. Covey’s leadership, the company:

•	achieved financial targets set at the beginning of the year;

•	completed the sale of its hybrid poplar tree farm at Boardman, Oregon;

•	successfully implemented its new land sales strategy; and

•	acquired significant new parcels of timberlands and other property in Idaho and Wisconsin.

For 2007, our reported earnings from continuing operations before taxes were $87.2 million, which excluded a pre-tax loss from discontinued operations of $39.6 million resulting from the sale of our Boardman, Oregon hybrid poplar tree farm. Because it was the right strategic decision to divest the Boardman assets, the Compensation Committee chose to exercise its discretion and exclude recognition of that loss for purposes of calculating pre-tax ROE. Additionally, in order to provide an equal comparison with our peer group, any discontinued operations reported by individual companies in the peer group were excluded in calculating their respective pre-tax ROE from continuing operations. Accordingly, we excluded the $39.6 million loss reported from discontinued operations in connection with the Boardman sale, which resulted in a pre-tax ROE of 15.1% from continuing operations to compare with the similarly adjusted peer group pre-tax ROEs from continuing operations. This resulted in a multiplier of 1.56 being approved by the Compensation Committee and applied to the portion of cash bonuses to be paid for corporate performance. Had the pre-tax ROE included the results of discontinued operations for us and the other members of the peer group, we would have had a pre-tax ROE of 8.2%, which would have resulted in a multiplier of 1.12. The pre-tax loss from the discontinued Boardman operations was also excluded from the pre-tax ROIC for our Resource and Real Estate divisions, including the Target and Maximum amounts for awarding annual incentives for those divisions, resulting in an adjustment to the Target and Maximum to 30.44% and 55.37%, respectively. The exclusion of the loss resulted in a year-end pre-tax ROIC of 31.5% for our Resource and Real Estate divisions and a multiplier of 1.04 being approved and applied to the operating division portion of the annual incentive award for those divisions.

2008 Compensation Program Changes

Based on a total compensation study undertaken by management in 2007 with the assistance of Mercer, which the Compensation Committee reviewed and analyzed with the assistance of Deloitte, the Committee approved several changes to our incentive plans and peer group beginning in 2008.

Short-Term Incentives

Performance Measures.    In order to reflect both our REIT structure and our manufacturing operations, we will use the following performance measures for the purposes of the annual incentive awards:

•	Funds from Operations, or FFO, measured at the corporate level against pre-defined targets; and

•	Earnings before interest, taxes, depreciation, depletion and amortization, or EBITDDA, measured at the operating division level against pre-defined targets.

We define FFO as net earnings, less the benefit from taxes resulting from the reversal of timber-related deferred tax liabilities that are no longer necessary as a result of our REIT conversion, plus depreciation, depletion and amortization. The use of this measure is intended to focus participants on generating profits by both increasing revenues and controlling costs. In addition, FFO is the primary measure used by the investment community to measure REIT performance. We believe that the use of this measure will further improve the alignment of our employees’ and stockholders’ interests. Furthermore, the Committee believes that at the division level, measuring earnings rather than returns is a simpler approach and provides more line-of-sight to employees, as the divisions do not make capital allocation decisions.

Plan Mechanics.    Each year, a target incentive pool value will be calculated based on the sum of the target short-term incentive amounts for each participant in the plan. At the end of each year, the Committee will approve the funding for the incentive pool based on our performance against the pre-determined FFO targets. The incentive pool can fund from 0% to 200% of the target pool. The funded pool is then allocated by the CEO to the corporate and operating divisions based on the following:

•	Corporate: corporate FFO performance, modified based on the achievement of measurable strategic objectives; and

•	Operating Divisions: operating division EBITDDA performance (weighted 75%) and corporate FFO performance (weighted 25%).

The Committee believes that a corporate link in the operating division allocation is necessary to keep a division motivated to maximize its contribution to overall FFO in the event that the division enters a down-cycle and the division-specific goals cannot be reached. The CEO has discretion to adjust the corporate and operating division incentive pools, subject to the maximum aggregate funded pool approved by the Committee. The Compensation Committee will have discretion to adjust the earnings used in the FFO and EBITDDA calculations for extraordinary items, as appropriate.

The operating division vice presidents will allocate their available incentive pool among individual participants based on their respective annual performance reviews. Individual awards can range from zero to 2.0 times target. We increased the maximum individual performance modifier from 1.4 to 2.0 because it allows for greater differentiation among employees and allows for greater incentives for superior performance. The Committee will continue to establish the actual award for our CEO, and will also review and approve the CEO’s recommendations for bonus payouts to other named executive officers.

Performance Target Setting.    The 2008 FFO performance scale and the corresponding incentive pool modifiers as a multiple of target will be as follows:

Performance Level	FFO Performance (Versus Budget)	Incentive Pool Modifier (Multiple of Target)
Threshold	80% of Budget	0.25 x Target Pool
Target	100% of Budget	1.00 x Target Pool
Maximum	126.7 % of Budget	2.00 x Target Pool

The incentive pool modifier for FFO performance will proportionately increase or decrease between threshold and target levels and between target and maximum levels. The incentive pool will not be funded for FFO performance below the threshold. The funding scale is designed to contribute a fixed percentage of every dollar of FFO above threshold to the incentive pool. Our budget, which includes an FFO target, is approved by the Board annually, and the FFO performance scale will be established by the Committee based on the approved budget and on the input and recommendations of management.

Operating division EBITDDA budgets will be established by the CEO and reflected in the annual budget approved by our Board. EBITDDA performance scales will be established by the Committee based on the approved budget and on the input and recommendations of management.

Long-Term Incentives

Prior to 2007, long-term incentive awards were granted in December and short-term performance measures were set in February. As part of the redesign of our compensation program, the Committee began making grants of long-term incentive awards in February so that it could simultaneously review and set the performance goals for short-term and long-term incentives.

Beginning in 2008, long-term incentive awards will include both a performance share component and an RSU component as a portion of the total award. The total award for all eligible employees, excluding our CEO, will thus consist of the two components: 75% in the form of performance shares that may pay out based on our total stockholder return compared to that of our new peer group at the end of a three-year performance period, and 25% in the form of time-vested RSUs with a 3-year cliff vesting (100% vesting on third anniversary of date of grant). We believe that RSUs will enhance retention of officers and other key personnel because the RSUs to be granted will only vest after three years. Additionally, such awards will encourage the recipients to increase the value of the award over the three-year period since they will not be paid out until the end of the vesting period. The use of RSUs as part of our long-term incentives is also consistent with the practices of our peer group. Our CEO will continue to receive only performance share awards to provide him with the highest rate of variable, or at-risk, compensation consistent with leveraging his pay to the performance of the company. Long-term incentives will continue to be based on TSR for performance measurement purposes. For the 2008-2010 performance period, the relative TSR performance scale and the corresponding number of shares earned as a percentage of target were set by the Committee as follows:

Performance Level	Total Stockholder Return Percentile Rank (Versus 2008 Peer Group)	Number of Shares Earned (Percentage of Target)
Threshold	33rd Percentile	25% Target
Target	50th Percentile	100% Target
Maximum	85th Percentile	200% Target

The number of performance shares earned for relative TSR performance will proportionately increase or decrease between threshold and target levels and between target and maximum levels. The Committee continues to believe that no performance shares should be earned for performance below the bottom third of our peers. The maximum award of two times target will require that we outperform 13, or 85%, of our 16 peers. Based on actual market performance over the past ten years encompassing eight three-year performance cycles, had we granted performance shares on this basis, we would have failed to meet the threshold 38% of the time (i.e., three out of eight times) and the maximum would have been met only once.

2008 Peer Group

For 2008, based upon the analysis of, and in consultation with, both Mercer and Deloitte, we revised our peer group to include a more focused set of companies with stronger comparability to our various lines of business and to include a greater representation of companies that reflect the REIT/real estate aspect of our business. We also excluded Canadian companies from the peer group due to the potential impact of Canadian government subsidies that could place US-based companies at a disadvantage when making relative performance comparisons. The new peer group to be used beginning in 2008 consists of the following 16 companies:

Company	Previous Peer	Annual Revenue (1)	Market Cap (2)	GICS Sub-Industry
Kimberly-Clark	✓	$17,815	$29,379	Household Products
Weyerhaeuser	✓	$17,170	$15,567	Forest Products
Smurfit-Stone Container	✓	$7,398	$2,705	Paper Packaging
MeadWestvaco	✓	$6,829	$5,781	Paper Products
Sonoco Products	✓	$3,969	$3,249	Paper Packaging
Universal Forest Products	✓	$2,500	$560	Building Products
Rock-Tenn	✓	$2,316	$965	Paper Packaging
Packaging Corp of America	✓	$2,289	$2,971	Paper Packaging
Plum Creek Timber	✓	$1,550	$7,933	Specialized REITs
Rayonier	✓	$1,263	$3,685	Specialized REITs
Wausau Paper		$1,236	$452	Paper Products
Chesapeake	✓	$1,047	$103	Paper Packaging
Caraustar Industries	✓	$865	$91	Paper Packaging
St. Joe		$500	$2,640	Real Estate Mgmt. & Dev.
Deltic Timber	✓	$131	$643	Forest Products
Pope Resources		$51	$200	Forest Products
Median		$1,919	$2,673	Various
Potlatch		$1,627	$1,742	Specialized REITs

(1)	In millions, as of September 30, 2007.

(2)	In millions, as of December 31, 2007.

Approval of New Annual Incentive Plan

Beginning with the 2009 plan year, we intend to make short-term incentive awards to our named executive officers and other participants under the Annual Incentive Plan that we are presenting to stockholders for approval. See Proposal 2—Approval of Potlatch Corporation Annual Incentive Plan on page 52.

Officer Stock Ownership Guidelines

In the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders, we have adopted stock ownership guidelines. The guidelines, which are provided below, were changed in 2008 from share-based to value-based guidelines as part of the redesign of our compensation program to align with market practice:

Chief Executive Officer	Value of Shares = 5 x Base Salary
Division Vice President	Value of Shares = 2 x Base Salary
Staff Vice President	Value of Shares = 2 x Base Salary

Each executive must acquire by December 31, 2012, or within 5 years of his or her becoming an executive officer subject to the guidelines, at least the number of shares shown above. To meet the requirements, an executive must increase his or her stock holdings each year by at least 20% of the required amount until the minimum number is acquired. Shares held in a brokerage account, an account with our transfer agent or in our 401(k) Plan, common stock units owned as a result of deferred awards paid under our short-term incentive program, and any vested RSUs all count towards the ownership requirement. Shares subject to unexercised stock options, unvested RSUs or unearned performance shares, however, do not count toward the ownership guidelines. The stock ownership of our named executive officers as of December 31, 2007 is presented on page 11. See “Security Ownership of Certain Beneficial Owners and Management.”

If an executive does not meet the incremental ownership requirement in any of the five years, or the ownership requirement is not maintained after it is initially met, incentive awards under our short-term incentive program are paid 50% in cash and 50% in stock, and any performance share award that is earned, on an after-tax basis, must be retained to the extent necessary to meet the stock ownership guidelines.

A copy of our officers’ stock ownership guidelines is available by going to our web site at www.potlatchcorp.com, and selecting “Investor Resources,” then “Corporate Governance,” and “Stock Ownership Guidelines.”

Severance Program for Executive Employees. In connection with a review of our compensation programs shortly after our REIT conversion in 2006, the Committee reviewed changes to our Severance Program for Executive Employees proposed by management and by Deloitte, and approved certain changes to that plan, including a limitation of our obligation to pay a tax gross-up in certain situations. The Committee believes that the Severance Program continues to provide benefit to the company and its stockholders, particularly during transition times such as the company’s recent REIT conversion, by helping to retain executives as necessary during such transition periods as well as in a change of control situation. We do not view our change of control benefits or post-termination benefits as core elements of compensation due to the fact that a change of control or other triggering event may never occur. Our objectives in having the Executive Severance Program are consistent with our compensation objectives to recruit, motivate and retain talented and experienced executives. In addition, we believe the Executive Severance Program provides a long-term commitment to job stability and financial security for our executives and encourages retention of those executives in the face of the uncertainty and potential disruptive impact of an actual or potential change of control. Our change of control policies ensure that the interests of our executives will be materially consistent with the interests of our stockholders when considering corporate transactions and are intended to reassure executives that they will receive previously deferred compensation and that prior equity grants will be honored because decisions as to whether to provide these amounts are not left to management and the directors in place after a change of control. Our change of control and post-termination benefits are not provided exclusively to the named executive officers, but are also provided to a larger group of management employees. Severance benefits are discussed in detail on pages 35-44.

EXECUTIVE COMPENSATION TABLES

2007 Compensation

2007 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)		Non-Equity Incentive Plan Compen- sation ($) (2)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) (3)		All Other Compen- sation ($)		Total ($)
Michael J. Covey Chairman of the Board, President and Chief Executive Officer	2007	$666,670		—		$1,876,092		$1,000,000	$337,816		$9,545	(4)	$3,890,123
	2006	$566,124		$477,085		$1,326,039		$700,000	$308,783		$198,052		$3,576,083
Eric J. Cremers Vice President, Finance and Chief Financial Officer(5)	2007	$183,343	(6)	$25,000	(6)	$116,448	(7)	$185,900	$8,990		$171,656	(8)	$691,337
Gerald L. Zuehlke Former Vice President, Finance and Chief Financial Officer(9)	2007	$298,550		—		$109,908		$209,600	$948,493	(10)	$44,140	(11)	$1,610,691
	2006	$289,660		—		$137,676		$169,500	$236,480		$11,945		$845,261
Harry D. Seamans Vice President, Pulp and Paperboard Division	2007	$286,560		—		$204,504		$238,300	$198,760		$12,210	(4)	$940,334
	2006	$276,890		—		$144,576		$189,900	$161,352		$38,134		$810,852
Brent L. Stinnett Vice President, Resource Management Division	2007	$305,040		—		$224,412		$178,400	$53,137		$3,812	(4)	$764,801
	2006	$127,100		$155,420		$64,235		$72,100	$17,077		$111,610		$547,542
Richard K. Kelly Vice President, Wood Products Division	2007	$305,040		—		$204,504		$107,100	$119,328		$9,525	(4)	$745,497
	2006	$303,230		—		$144,576		$88,700	$164,474		$9,320		$710,300

(1)	For 2007 this column shows the values for performance shares granted in prior years for three-year performance periods beginning in 2005, 2006 and 2007, respectively, pursuant to our long-term incentive plan, and for Messrs. Covey, Cremers and Stinnett it includes the expensed FAS 123R value for RSUs granted in connection with their initial employment. The amounts shown reflect the compensation expense taken by us in accordance with Statement of Financial Accounting Standard No. 123 (Revised 2004)—Share Based Payment, or FAS 123R for the applicable fiscal year. The assumptions underlying FAS 123R valuations performed for 2007 are discussed in note 14 to our Financial Statements included in our Annual Report on Form 10-K, filed on February 20, 2008, which we refer to as our 10-K.

(2)	This column shows cash bonuses earned under our annual incentive plan. Annual bonuses relating to performance in 2007 were actually paid in 2008.

(3)	Represents the aggregate annual change in the actuarial present value of accumulated pension benefits under all of our defined benefit and actuarial plans. No portion of the amounts shown in this column is attributable to above market or preferential earnings on deferred compensation.

(notes continue on next page)

(4)	Includes 401(k) company match and premiums paid for life and accidental death & dismemberment insurance.

(5)	Mr. Cremers began serving as Vice President, Finance on July 16, 2007, and Vice President, Finance and CFO on August 1, 2007.

(6)	Mr. Cremers’ annual salary for 2007 was $400,020. He was paid a cash hiring bonus of $25,000 upon his start of employment.

(7)	Represents the expensed FAS 123R value in the fiscal year for RSUs and performance shares granted as part of Mr. Cremers’ initial employment package. The method for determining the expensed FAS 123R value of RSUs is discussed in note 14 to our 10-K.

(8)	Includes $165,007 for payment and reimbursement of relocation expenses (including a tax gross-up of $19,198 relating to reimbursed amounts includible in gross income); 401(k) company match; and premiums paid for life and accidental death & dismemberment insurance. The relocation expenses were paid as part of our salaried employee relocation program, which is available to all employees above a specific salary level (approximately 616 employees), including our named executive officers.

(9)	Mr. Zuehlke served as Vice President and Chief Financial Officer until August 1, 2007 and as Senior Vice President, Finance until December 31, 2007. Mr. Zuehlke retired from the company on December 31, 2007.

(10)

During 2007, Mr. Zuehlke received an increase in pension value resulting from a negotiated Retirement Agreement. His enhanced benefit equals the difference between the retirement benefit he will receive under our retirement plans based on his early retirement at age 59 and the monthly benefit he would have received under those plans if he had remained with us at his current salary through his 62nd birthday in December 2010. The effect of the enhancement is to increase his monthly benefit by $2,859, and to remove the 15% reduction in his total benefit that would have applied for retirement at age 59. Under the assumptions used in the Pension Benefits Table, the actuarial present value of this improvement is approximately $534,000.

(11)	Includes $34,615 paid to Mr. Zuehlke upon his retirement for accrued and unused vacation; 401(k) company match; and premiums paid for life and accidental death & dismemberment insurance.

Grants of Plan-Based Awards for 2007

Name	Grant Date (1)		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael J. Covey			$58,350	$466,700	$1,306,760
Eric J. Cremers			$11,450	$91,700	$257,600
Eric J. Cremers	7/16/07	(3)							5,654	$250,000
Eric J. Cremers	7/16/07	(4)				1,850	7,400	14,800
Gerald L. Zuehlke			$16,800	$134,300	$376,040
Harry D. Seamans			$11,300	$129,000	$361,200
Brent L. Stinnett			$12,000	$137,300	$384,440
Richard K. Kelly			$42,900	$137,300	$384,440

[Footnotes to this table appear on the following page.]

(1)	Actual amounts paid under our annual incentive plan for performance in 2007 were paid on February 21, 2008, and are reflected in the Summary Compensation Table on page 21 in the column titled “Non-Equity Incentive Plan Compensation.” Awards granted under our annual incentive plan are subject to an individual performance modifier, which can range from zero to 1.4, based on an individual’s performance measure for the year. The threshold personal modifier is 0.5, below which an individual would receive no bonus. A modifier of 0.5 would result in an individual receiving only one half of the bonus amount otherwise payable under our annual incentive plan, and a modifier of 1.4 would result in an individual receiving 140% of such bonus amount. Pursuant to his employment agreement, Mr. Covey’s individual performance modifier for 2007 could range from zero to 1.4 times the bonus amount based on the results of his individual performance, which is established by the Compensation Committee. The amounts shown for Target assume an individual performance modifier of 1.0. To show the lowest and highest awards available, the amounts shown for Threshold assume an individual performance modifier of 0.5 and those for Maximum assume a personal modifier of 1.4.

(2)	Prior to 2007, long-term incentive awards were determined in the December preceding the compensation year. For the 2008 compensation year, as part of the redesign of our compensation program, the Committee made annual grants of long-term incentives in February 2008 so as to align the review and setting of performance goals for both short- and long-term incentives. Because grants of long-term incentive awards were made in February 2008, excluding grants made to Mr. Cremers as part of his initial employment package in 2007, those grants are not reflected in the table above and will be reflected in next year’s table. The Committee approved an aggregate grant of 16,013 performance shares and 5,337 RSUs to our named executive officers, excluding Mr. Covey, for the performance period 2008-2010. Mr. Covey was awarded 27,360 performance shares for the 2008-2010 performance period.

(3)	Represents RSUs granted as part of Mr. Cremers’ initial employment package. The RSUs vest 20% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant and 60% on the third anniversary of the date of grant. Dividend equivalents are converted into additional stock units and are payable when the RSUs become payable.

(4)	Performance shares for the performance period 2007-2009 granted as part of Mr. Cremers’ initial employment package. The actual number of shares payable to Mr. Cremers will be determined after the three-year period beginning on January 1, 2007 and ending on December 31, 2009 based on our total stockholder return during such period compared to our 2007 peer group. Mr. Cremers is entitled to receive the dividend equivalents accrued over this three-year period on any shares issued pursuant to this grant of performance shares. If the threshold return level is not met, Mr. Cremers will not be entitled to receive any shares or the dividend equivalents accrued for such shares under this grant.

Compensation of the Chief Executive Officer and Chief Financial Officer

Chief Executive Officer.    Mr. Covey participated in our annual incentive plan in 2007 with a target annual bonus opportunity of $466,700, or 70% of his base salary, and earned $1,000,000 for 2007 under the annual incentive plan, a portion of which was deferred and the remainder of which was paid in cash in February 2008. The actual bonus may range from zero to two times the target amount based on corporate performance criteria to be established by the Compensation Committee, and was subject to further modification based on the results of individual performance measures for Mr. Covey established by the Committee. Mr. Covey also participates in our long-term incentive award plan on terms established by the Committee.

Mr. Covey receives other benefits generally available to our officers, including participation in our Supplemental Benefit Plan II, or Supplemental Plan II, and Salaried Employees’ Retirement Plan, or Retirement Plan. Mr. Covey’s employment agreement also provides him with a minimum retirement benefit at age 55 equal to the retirement benefit that he would have been entitled to at age 55 had he remained with his former employer, offset by any retirement benefit paid by his former employer and any paid under our Supplemental Plan II and Retirement Plan. Mr. Covey must remain employed by us until age 55 to receive this minimum benefit. See narrative following the “Pension Benefits Table.” Mr. Covey is entitled to certain payments upon termination or a change of control. See “Potential Payments Upon Termination or Change of Control—Mr. Covey’s Employment Agreement.” Mr. Covey is prohibited from competing against us or soliciting our employees or affiliates for two years following termination of his employment for good reason by Mr. Covey or without cause by us, or three years following termination of his employment upon a change of control.

The Compensation Committee has reviewed all components of Mr. Covey’s compensation, including base salary, short-term incentive bonus awards and long-term incentive grants as described above, plus the cost to us of any other salaried employee benefits and our projected payout obligations under several potential severance and change of control scenarios. Based on this review, the Committee has determined that Mr. Covey’s total compensation, and in the case of the severance and the change of control scenarios, the potential payouts, are in the aggregate reasonable and not excessive because they are in line with comparable companies’ potential payouts and are consistent with the Committee’s evaluation of his performance.

Mr. Cremers’ Employment

Chief Financial Officer.    With the exception of Mr. Covey, we have not entered into employment agreements with our named executive officers. Pursuant to the terms of the company’s offer letter to Mr. Cremers, his starting salary was $400,020 per year and his 2007 target cash bonus under our annual incentive plan was 50% of his base salary, prorated for the portion of the 2007 calendar year that Mr. Cremers participates in the plan. Upon his joining the company, Mr. Cremers received 5,654 RSUs, which will vest 20% on the first anniversary of the grant date, 20% on the second anniversary of the grant date and 60% on the third anniversary of the grant date. Mr. Cremers also received a performance share award of 7,400 shares under our long-term incentive award plan for our 2007-2009 performance period, with a payment in shares ranging from zero to two times the award amount depending on our total stockholder return during such period compared to our 2007 peer group.

Section 162(m) of the Internal Revenue Code, or the Code, generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to the CEO and the other named executive officers. Companies may deduct compensation above $1 million, however, if it is “performance-based compensation” within the meaning of the Code. While the Compensation Committee considers the effect of this rule in developing and implementing our compensation program, in order to preserve the Committee’s flexibility, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). Under our current short-term incentive plan, a participant must defer any payment that would cause the participant’s compensation to be nondeductible. Our long-term incentive programs are intended to qualify as performance-based compensation.

Personal Benefits

We do not provide perquisites or other personal benefits to our officers or senior employees, such as aircraft for personal use, paid parking spaces, company cars, country club memberships or separate dining facilities, with exception of certain relocation expenses and insurance premiums. Our health care and other medical insurance programs, as well as our Salaried Employees’ Savings Plan, or 401(k) Plan, are the same for all salaried employees, including officers, with the exception that highly compensated employees pay a larger percentage of their insurance premiums than other employees.

Supplemental Benefit Plans.    Our supplemental benefit plans provide retirement benefits to our salaried employees, including our named executive officers, based upon the benefit formulas of our Salaried Employees’ Retirement Plan and 401(k) Plan, computed without regard to the IRS compensation and benefit limitations applicable to our qualified plans. These benefits are calculated based on the qualified plan formulas and do not otherwise augment the normal benefit formula applicable to salaried employees. These plans are discussed in detail on pages 35-44.

Salaried Employees Retirement Plan.    Our Salaried Employees Retirement Plan provides a pension to our salaried employees, including our named executive officers. We believe the retirement plan is competitive with our peers and is a defined benefit plan that provides for the long-term security of our salaried employees upon retirement. This plan is discussed in detail on pages 35-44.

Other Benefits

401(k) Plan.    Our 401(k) Plan permits substantially all of our employees, including our named executive officers, to make voluntary pre-tax and after-tax contributions to the plan, subject to applicable tax limitations. We make matching contributions equal to 70% of a salaried employee’s contributions that do not exceed 6% of his or her annual compensation, subject to applicable tax limitations. Eligible employees who elect to participate in the plan are 100% vested in the matching contributions upon completion of two years of service.

Health and Welfare Benefits.    All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Current Equity Holdings

2007 Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares of Stock That Have Not Yet Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Michael J. Covey
Restricted Stock Units (2006)						29,033	(5)	$1,290,211
Performance Share Grant (2006-08)									62,155	$2,762,168
Performance Share Grant (2007-09)									56,251	$2,499,794
Eric J. Cremers
Restricted Stock Units (2006)						5,786	(6)	$257,149
Performance Share Grant (2007-09)									15,474	$687,665
Gerald L. Zuehlke
Stock Option Grant (2003)	4,059			22.0713	12/4/2013
Stock Option Grant (2004)	5,872			35.4393	12/2/2014
Performance Share Grant (2006-08)									9,441	$419,558
Performance Share Grant (2007-09)									1,760	$78,214
Harry D. Seamans
Stock Option Grant (2002)	4,961			16.5501	12/5/2012
Stock Option Grant (2003)	6,014			22.0713	12/4/2013
Stock Option Grant (2004)	6,459			35.4393	12/2/2014
Performance Share Grant (2006-08)									13,518	$600,740
Performance Share Grant (2007-09)									10,456	$464,665
Brent L Stinnett
Restricted Stock Units						3,426	(7)	$152,249
Performance Share Grant (2006-08)									13,148	$584,297
Performance Share Grant (2007-09)									9,201	$408,892
Richard K. Kelly
Stock Option Grant (2004)	6,459			35.4939	12/2/2014
Performance Share Grant (2006-08)									13,518	$600,740
Performance Share Grant (2007-09)									10,456	$464,665

[Footnotes to this table appear on the following page.]

(1)	On December 1, 2005, the Committee approved an amendment to outstanding employee stock option agreements granted on December 2, 2004 to accelerate vesting, effective December 31, 2005, by approximately eleven months. All of these options were otherwise scheduled to vest on December 2, 2006. The purpose of the accelerated vesting was to enable the company to avoid recognizing in its statement of operations non-cash compensation expense associated with these options in future periods, upon the implementation of FAS 123R in January 2006. As a result of the action taken by the Committee, all outstanding options to purchase shares of our common stock held by the named executive officers were fully vested as of December 31, 2005.

(2)	This column shows RSUs, plus dividend equivalents accrued through December 31, 2007. Dividend equivalents were calculated using the closing price of our common stock on the dividend payment dates.

(3)	Value calculated using the $44.44 per share closing price of our common stock on December 31, 2007.

(4)	This column shows performance shares granted, plus dividend equivalents accrued through December 31, 2007. We amended our performance share award agreement form so that dividend equivalents for awards granted beginning in August of 2006 are calculated using the closing price of our common stock on the day a cash distribution is paid. Dividend equivalents for awards granted before that time are calculated using the average closing price for November and December of 2007. The award grants for the 2006-2008 and 2007-2009 performance periods are shown at 200% of the target grant based on actual performance in 2007. Since the awards are for three-year performance periods that end on December 31, 2008 and 2009 respectively, the actual number of shares that could be issued upon settlement of these awards may vary from the amounts shown in this table. Prior to 2007, long-term incentive awards were determined in December. For the 2008 compensation year, as part of the redesign of our compensation program, the Committee made annual grants of long-term incentives in February 2008 so as to align the review and setting of performance goals for both short- and long-term incentives. Because grants of long-term awards were made in February 2008, excluding grants made to Mr. Cremers in 2007, those grants are not reflected in the table.

(5)	Of the shares listed in the table, 25% vested on February 6, 2008, and 75% will vest on February 6, 2009.

(6)	Of the shares listed in the table, 20% will vest on July 16, 2008, 20% on July 16, 2009 and 60% will vest on July 16, 2010.

(7)	Of the shares listed in the table, 25% will vest on August 1, 2008, and 75% will vest on August 1, 2009.

2007 Option Exercises and Stock Vested Table

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)		Value Realized on Vesting ($) (2)
Michael J. Covey	47,085	(3)	$2,199,785
Eric J. Cremers	N/A		N/A
Gerald L. Zuehlke	6,084		$284,460
Harry D. Seamans	6,693		$312,902
Brent L. Stinnett	837	(4)	$37,749
Richard K. Kelly	6,693		$312,902

[Footnotes to this table appear on the following page.]

(1)

This column shows the gross number of performance shares granted for the performance period 2005-2007, plus distributions accrued during the three-year performance period. Our total stockholder return at the end of the three-year performance period placed us in the 84th percentile of our peer group, which resulted in a multiplier of 171% being applied to the target grant of performance shares. The Compensation Committee approved settlement of these performance shares in February 2008 and actual settlement occurred in the same month, which included withholding for tax purposes and thus receipt of fewer shares by each officer than shown in the table. Additionally for Messrs. Covey and Stinnett, this column includes or shows RSUs which vested in 2007. These vested RSUs are not settled upon the vesting date but rather on the date that is three years after the date of grant, subject to earlier settlement in the event of termination of employment.

(2)	Although the performance shares were settled in February 2008, the value of the performance shares was calculated using the $44.44 per share closing price of our common stock on December 31, 2007. Except for Mr. Covey, the dividend equivalents were calculated using the average closing price for November and December of 2007, which was $45.04. For Mr. Covey, the dividend equivalents were calculated using the closing stock price on the dividend payment dates as a result of the amendment to our performance share award agreement form discussed in footnote 4 to the “Outstanding Equity Awards at Fiscal Year-End Table.” RSUs are calculated using the market value of the underlying shares on the vesting date, including the market value of any dividend equivalents that have accrued on the underlying shares as of the vesting date. Dividend equivalents for RSUs are calculated using the closing price of our common stock on the dividend payment dates. The RSUs shown in the table vest 20% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant and 60% on the third anniversary of the date of grant.

(3)	Includes 40,143 performance shares granted for the 2005-2007 performance period with a value of $1,868,658 and 6,942 RSUs that vested in 2007 with a value of $331,127.

(4)	Consists of RSUs that vested in 2007.

Post-Employment Compensation

Pension Benefits Table

The table below shows the actuarial present value of each named executive officer’s accumulated benefit payable on retirement under our tax-qualified Salaried Employees’ Retirement Plan, or Retirement Plan, and the non-qualified Salaried Employees’ Supplemental Benefit Plan, or Supplemental Plan I, and Supplemental Benefit Plan II, or Supplemental Plan II. The Supplemental Plan I and Supplemental Plan II are referred to collectively as the Supplemental Plans.

Name	Plan name	Number of years credited service (#)		Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Michael J. Covey	Supplemental Plan II (1)	1.90		$615,474	$0
Michael J. Covey	Retirement Plan (2)	1.90		$31,125	$0
Eric J. Cremers	Supplemental Plan II	0.46		$3,644	$0
Eric J. Cremers	Retirement Plan	0.46		$5,346	$0
Gerald L. Zuehlke	Supplemental Plan I (3)	32.98		$458,330	$0
Gerald L. Zuehlke	Supplemental Plan II	38.98		$1,005,583	$0
Gerald L. Zuehlke	Retirement Plan	35.98		$1,045,955	$0
Harry D. Seamans	Supplemental Plan I	27.53		$214,926	$0
Harry D. Seamans	Supplemental Plan II	30.53		$303,177	$0
Harry D. Seamans	Retirement Plan	30.78	(4)	$619,575	$0
Brent L. Stinnett	Supplemental Plan II	1.42		$37,316	$0
Brent L. Stinnett	Retirement Plan	1.42		$32,898	$0
Richard K. Kelly	Supplemental Plan I	29.00		$730,464	$0
Richard K. Kelly	Supplemental Plan II	32.00		$89,565	$0
Richard K. Kelly	Retirement Plan	38.50	(4)	$1,113,453	$0

(1)	Salaried Employees’ Supplemental Benefit Plan II.

(2)	Salaried Employees’ Retirement Plan.

(3)	Salaried Employees’ Supplemental Benefit Plan I.

(4)	Messrs. Kelly and Seamans have credited service under the Retirement Plan exceeding their actual service by 6.5 and .25 years, respectively, as of December 31, 2007. The additional credited service serves to increase the benefit amount paid under the Retirement Plan and reduce the benefit paid from the Supplemental Plans, under which no credit is given for additional years of service. No augmentation of the total formula benefit occurs as a result of the additional service, but more of the total benefit is payable from the Retirement Plan.

The following assumptions were made in calculating the present value of accumulated benefits:

•	discount rate of 6.40%;
•	zero percent future salary growth;
•	normal retirement age 62 or current age, if greater (age 55 is assumed for Mr. Covey under the Supplemental Plan II);
•	service as of the fiscal year-end;
•	mortality expectations based on RP2000 Combined Mortality for 2006, and RP2000 Mortality with 15 years projection for 2007; and
•	IRS limitations and Social Security covered compensation are as of the measurement date.

Summary of Plan Benefits:    Regular, full-time salaried employees (including the named executive officers) are eligible to receive retirement benefits under the Retirement Plan. For purposes of calculating the Retirement Plan benefit, earnings include base salary and annual bonus awards. Benefits paid under the Retirement Plan are calculated as follows:

Benefit	Benefit Available If:	Benefit Amount

Normal Retirement	Eligible employee is age 65 when pension starts

Normal monthly benefit calculation

•   Final average monthly earnings (highest consecutive 60 months of final 120 months earnings)

•   Multiplied by 1%

•   Multiplied by years of credited service

Plus

•   Portion of final average monthly earnings that exceeds the Social Security Benefit Base

•   Multiplied by  1/2%

•   Multiplied by years of credited service up to 35

Early Retirement	Employment with company terminates after eligible employee turns 55 and has ten or more years of vesting service	Calculate the monthly normal retirement benefit (as described above), then reduce that amount by 5/12 of 1% (5% per year) for each month the retirement age is less than age 62

ERISA mandated survivor benefits are paid under the Retirement Plan. Pension benefits may be paid in the form of a life annuity. Alternate annuity forms of payment are available subject to the actuarial reduction factors used for all salaried employees in the Retirement Plan. Benefits with total actuarial present value less than $5,000 are paid in a lump sum.

The retirement benefit payable under the Retirement Plan is supplemented by benefits paid under the Supplemental Plans. Benefits paid under the Supplemental Plans are calculated in accordance with the normal retirement benefit formula or early retirement formula described in the table above with respect to the Retirement Plan taking into account the retirement benefit that would have been paid under the Retirement Plan if:

•	the limitations imposed by the Internal Revenue Code on maximum eligible annual earnings ($225,000 in 2007) and maximum annual retirement benefits ($180,000 in 2007) did not apply;
•	any deferred bonus awards were paid to the eligible employee in the year deferred; and
•	any additional years of credited service provided under the Retirement Plan were not included.

From this sum, the benefit paid under the Retirement Plan is subtracted to determine the benefit paid under the Supplemental Plans.

For example, in 2004, the maximum compensation allowed under the qualified plan was $205,000. For an executive earning $250,000 in 2004, the Retirement Plan uses compensation of $205,000 into the benefit formula, while the Supplemental Plan I uses the full $250,000, producing a higher total benefit value.

The Supplemental Plan I benefit is offset by the benefit amount payable from the Retirement Plan. The benefit payable under the Supplemental Plan I was frozen as of December 31, 2004. The Supplemental Plan II is the

successor plan to the Supplemental Plan I. The benefits paid under the Supplemental Plan II are calculated in a similar manner as benefits under the Supplemental Plan I, but include compensation and service after December 31, 2004. The Supplemental Plan I benefit is an offset to the benefit under the Supplemental Plan II formula.

Full-time salaried employees who are eligible to participate in the Retirement Plan and whose annual earnings or annual benefit under the Retirement Plan exceed the Internal Revenue Code maximum or who elect to defer receipt of bonus awards paid under our annual incentive plan are eligible to participate in the Supplemental Plan I and Supplemental Plan II. Benefits paid under the Supplemental Plan I are paid at the same time and in the same manner as benefits paid under the Retirement Plan. Benefits paid under the Supplemental Plan II are paid beginning in the year after the year the eligible employee turns 55 or terminates employment, whichever is later and, at the eligible employee’s election, in one of the forms available under the Retirement Plan except benefits with total actuarial present value of $50,000 or less are paid in a lump sum.

Messrs. Kelly and Stinnett were eligible for early retirement, as of December 31, 2007, under the Retirement Plan and the Supplemental Plans. Mr. Zuehlke retired at the end of 2007.

Mr. Covey, under his employment agreement, is entitled under the Supplemental Plan II to a minimum benefit of $26,800/month payable upon his retirement on or after age 55. This benefit will be offset by the accumulated value of defined benefit retirement plan benefits paid by Mr. Covey’s prior employer, and by pension benefits otherwise payable from our benefit plans. Because of this special benefit, Mr. Covey’s retirement age for purposes of the calculations in the Pension Table for the Supplemental Plan II was assumed to be age 55. If Mr. Covey continues to work beyond age 55, the value of this minimum benefit under Mr. Covey’s employment agreement declines year by year as the value of his normal company benefits increase. The purpose of the special minimum benefit provision is to provide Mr. Covey a retirement benefit at age 55 not less than his projected benefit at age 55 from his prior employer. If Mr. Covey’s employment with us terminates prior to his reaching age 55, this minimum benefit does not apply.

In connection with the hiring of Mr. Stinnett, a special provision under the Supplemental Plan II provides for full vesting and full eligibility for benefits which would normally require him to have a minimum number of years under the Supplemental Plan II, Retirement Plan and 401(k) Plan. Pursuant to this provision, Mr. Stinnett began accruing nonforfeitable benefits as if he were fully vested under company plans immediately upon joining us and was placed in a similar vesting position to what he would have been in had he remained with his previous employer. No other benefit enhancement is provided to Mr. Stinnett under the Supplemental Plan II, the Retirement Plan and 401(k) Plan.

2007 Nonqualified Deferred Compensation Table

The table below shows the fiscal year contributions made by and on behalf of the named executive officers, along with their account balances under the nonqualified Supplemental Plans as well as amounts deferred under our annual incentive plan.

Name	Executive Contributions in the Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Michael J. Covey (1)	$373,170		—	$22,864	—	$396,034
Michael J. Covey (2)	—		$47,950	$2,580	—	$65,336
Eric J. Cremers	—		—	—	—	—
Gerald L. Zuehlke (3)	—	$		$711	—	$13,284
Gerald L. Zuehlke (2)	—		$11,662	$667	—	$19,540
Harry D. Seamans (3)	—	$		$567	—	$10,575
Harry D. Seamans (2)	—		$10,561	$1,181	—	$27,672
Brent L. Stinnett (1)	$72,100			$3,110		$75,210
Brent L. Stinnett (2)			$6,390	$173	—	$6,563
Richard K. Kelly (3)	—	$		$2,664	—	$49,747
Richard K. Kelly (2)	—		$7,087	$1,579	—	$34,388

(1)	Amount deferred under our annual incentive plan.

(2)	Supplemental Plan II.

(3)	Supplemental Plan I.

In addition to the retirement benefits described above, the Supplemental Plans also provide supplemental benefits under our Salaried Employees’ Savings Plan, or 401(k) Plan, to the extent that an eligible employee’s allocations of “company contributions” or “allocable forfeitures” are reduced under the 401(k) Plan due to Internal Revenue Code limits or because the eligible employee has deferred an award under our annual incentive plan. For years after 2004, eligible employees are credited with contributions under the Supplemental Plan II equal to the difference between the amount of company contributions and allocable forfeitures actually allocated to the eligible employee under the 401(k) Plan for the year and the amount of company contributions and allocable forfeitures that would have been allocated to the eligible employee under the 401(k) Plan if the eligible employee had made “participating contributions” equal to 6% percent of his or her earnings determined without regard to the Internal Revenue Code limit on maximum eligible compensation ($225,000 in 2007) and without regard to deferral of any award otherwise payable under our annual incentive plan. Such amounts credited to the Supplemental Plan II on behalf of eligible employees are credited with interest equal to 70% of the higher of either the prime rate or the corporate “A” long-term bond rate. Beginning in 2008, cash deferrals may be invested in any investments allowed under the 401(k) Plan. Eligible employees become vested in this supplemental benefit upon the earliest of completion of two years of service, attainment of age 65 while an employee, or total and permanent disability. The supplemental benefits are paid in ten or fewer annual installments or in a lump sum, at the eligible employee’s election, beginning in the year following the year in which the eligible employee separates from service. Benefit payments made under the Supplemental Plan II to “key employees,” as defined under the Internal Revenue Code, will be delayed for a minimum of six months following the date their employment terminates. Account balances that are equal to less than $10,000 on the date the eligible employee separates from service are paid in a lump sum without regard to the employee’s election.

Employees, including the named executive officers, who earn an award under our annual incentive plan may defer receipt of a minimum of 50% and a maximum of 100% of the award pursuant to rules established under the plan. Employees whose compensation exceeds the amount deductible under Internal Revenue Code Section 162(m) are required to defer any portion of the award that is not deductible. Eligible employees may elect to defer awards in cash, stock units or a combination of both. If stock units are elected, dividend equivalents are credited to the units. Cash deferrals are credited with interest equal to 70% of the higher of either the prime rate or the corporate “A” long-term bond rate. Eligible employees are 100% vested in deferred awards at all times. Beginning in 2008, cash deferrals may be invested in any investments allowed under the 401(k) Plan.

Potential Payments Upon Termination or Change of Control

Severance Program for Executive Employees

The Severance Program for Executive Employees, or Severance Program, provides severance benefits to our named executive officers and other employees designated by the Compensation Committee. Benefits are payable under the Severance Program both in connection with a termination of the executive officer’s employment with us and in connection with a change in control.

Termination Other Than in Connection with Change of Control.    The following table sets forth the severance benefits payable to each of our named executive officers under the Severance Program (except for Mr. Covey, whose benefits listed below are paid in accordance with his employment agreement during his first three years of employment) if the named executive officer’s employment is terminated in the circumstances described below. The following table assumes the termination of employment occurred on December 31, 2007, and uses the $44.44 price per share of our common stock as of December 31, 2007, for purposes of valuing the equity component of severance benefits.

Name	Cash Severance Payment ($)	Pro-Rata Bonus Under Annual Incentive Plan or Guaranteed Bonus ($)(1)	Benefits Continuation ($)	Equity Acceleration ($)	Total ($)
Michael J. Covey (2)	$2,283,400	$728,052	$26,172	$1,612,736	$4,650,360
Eric J. Cremers	$200,010	N/A	$5,582	N/A	$205,592
Gerald L. Zuehlke (3)	N/A	N/A	N/A	N/A	N/A
Harry D. Seamans	$288,180	N/A	$7,752	N/A	$295,932
Brent L. Stinnett	$152,520	N/A	$3,925	N/A	$156,445
Richard K. Kelly	$305,040	N/A	$7,849	N/A	$312,889

(1)	Annual incentive bonuses for named executive officers under our annual incentive plan are paid after review by and approval of the Compensation Committee in February following the fiscal year for which such bonuses are earned. Under the terms of our annual incentive plan, participants must be employed at the time of payment of any bonus awards. Consequently, a termination of employment (for reasons other than in connection with a change of control or upon the death, disability or retirement) of a named executive officer on December 31, 2007, would result in no bonus payment being made to such officer.

(2)	Mr. Covey’s severance benefits will be paid in accordance with his employment agreement if his employment with us terminates during his first three years of employment. This table shows the value of the severance benefits payable pursuant to his employment agreement.

(3)	As Mr. Zuehlke retired on December 31, 2007, no amounts are shown for him.

Under the Severance Program, benefits are payable to each of our executive officers when his or her employment terminates in the following circumstances:

•	involuntary termination of the employee’s employment for any reason other than death, disability or misconduct;

•	the company employing the employee ceases to be a participating company in the Severance Program due to a sale of the company to a third party or a spin-off of a subsidiary employing the employee;
•

election by the employee to terminate employment upon being required to relocate his or her principal place of business to a place that is 50 miles or more further from the employee’s primary residence than the prior principal place of business; or

•	separation from service by the employee within 24 months of
•	a material reduction in his or her authority or responsibility,
•	any reduction in his or her base salary, standard bonus opportunity, or long-term incentive opportunity, or
•	a 15% or greater reduction in his or her aggregate benefits as compared to all other similarly situated employees unless the reduction applies to all similarly situated employees.

No severance benefits are payable in connection with an employee’s termination generally if the employee separates from service on or after his or her normal retirement date and during the two-year period immediately before retirement the employee is an eligible employee under the Severance Program.

Upon the occurrence of any of the events described above, the following severance benefits are payable to the applicable executive officer:

•

Cash Severance Payment.    A cash payment equal to three weeks of the employee’s base compensation for each full year of service. The minimum cash benefit is six months of base compensation and the maximum is one year.

•	Unused and Accrued Vacation. The employee’s unused and accrued vacation.

•

Benefits Continuation.    Continued medical, dental and basic life insurance coverage for a period of weeks equal to three weeks for each full year of service. The minimum period for continued insurance coverage is six months and the maximum is one year.

Termination in Connection with a Change of Control.    The following table sets forth the severance benefits payable to each of our named executive officers under the Severance Program (except for Mr. Covey, whose benefits listed below are paid in accordance with his employment agreement during his first three years of employment) in connection with a change of control. The following table assumes the termination of employment and a change of control each occurred on December 31, 2007, and uses the $44.44 price per share of our common stock as of December 31, 2007, for purposes of valuing the equity component of severance benefits.

Name	Cash Severance Payment ($)	Pro-Rata Bonus Under Annual Incentive Plan or Guaranteed Bonus ($)	Equity Acceleration ($)(1)	Benefit Continuation ($)	Enhancement of Retirement Benefits ($)	Gross-Up Payment, if applicable ($)	Total ($)
Michael J. Covey (2)	$3,425,100	$728,052	$5,559,354	$39,258	$195,259	$2,704,040	$12,651,063
Eric J. Cremers	$1,500,075	$91,700	$371,760	$27,909	$16,017	$578,307	$2,585,768
Gerald L. Zuehlke (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Harry D. Seamans	$1,042,950	$129,000	$460,576	$19,381	N/A	$587,291	$2,239,198
Brent L. Stinnett	$1,105,850	$137,300	$411,097	$19,623	$76,382	$0	$1,750,252
Richard K. Kelly	$1,105,850	$137,300	$460,576	$19,623	N/A	$0	$1,723,349

(1)

The Equity Acceleration column includes amounts for acceleration of performance share awards, which only require a “single trigger,” or change of control, to occur for a payment to be due. Those amounts shown for Messrs. Kelly and Seamans are for acceleration of performance share awards and therefore only require a single trigger. The amounts shown for Messrs. Covey, Cremers and Stinnett, in addition to including acceleration of performance share awards, in the amounts of $4,269,143, $114,611 and $258,848 respectively, also include the acceleration of RSUs, in the amounts of $1,290,211, $257,149 and $152,249 respectively, which require a “double trigger” — a change in control followed by an involuntary loss of employment within two years.

(2)	Mr. Covey’s severance benefits will be paid in accordance with his employment agreement if his employment with us terminates during his first three years of employment. This table shows the value of the severance benefits payable pursuant to his employment agreement. His employment agreement is discussed below under “Mr. Covey’s Employment Agreement.”

(3)	As Mr. Zuehlke retired on December 31, 2007, no amounts are shown for him.

Under the Severance Program, benefits are payable to each of our executive officers upon a change of control. In general, a change-in-control is one or more of the following events: (1) any person acquires more than 30% of Potlatch common stock; (2) certain changes are made to the composition of our Board; (3) certain transactions occur that result in Potlatch stockholders owning 50% or less of the surviving corporation’s stock; or (4) a sale of all or substantially all of the assets of the company or approval by our stockholders of a complete liquidation or dissolution of the company.

Upon a change of control, the performance period for outstanding performance share awards will be deemed concluded on the effective date of the change of control. As of that date, target awards will be deemed payable and dividend equivalents will be calculated on the target award pro-rated to the date of the change of control.

In addition, other benefits are payable to our executive officers if, within two years following a change of control, one of the following events occurs:

•	involuntary termination of the employee’s employment for any reason other than death, disability or misconduct;
•	the company employing the employee ceases to be a participating company in the Severance Plan due to a sale of that company to a third party or a spin-off of a subsidiary employing the employee;
•

election by the employee to terminate employment upon being required to relocate his or her principal place of business to a place that is 50 miles or more further from the employee’s primary residence than the prior principal place of business; or

•	separation from service by the employee within 24 months of
•	a material reduction in his or her authority or responsibility,
•	any reduction in his or her base salary, standard bonus opportunity, or long-term incentive opportunity, or
•	a 15% or greater reduction in his or her aggregate benefits as compared to all other similarly situated employees unless the reduction applies to all similarly situated employees.

Upon the occurrence of any of the events described above within two years following a change of control, the following severance benefits are payable to our executive officers:

•

Cash Severance Payment.    A cash benefit equal to the employee’s base compensation plus his or her base compensation multiplied by his or her standard bonus percentage, determined as of the date of the change of control or the effective date the employee separates from service, whichever produces the larger amount, multiplied by 3 with respect to our CEO, and 2.5 with respect to all other eligible employees, all of whom are officers. The cash benefit is subject to a downward adjustment if the employee separates from service within thirty months of his or her normal retirement date and additional service credit for the severance period is added to the pension benefit calculation;

•	Pro-Rata Bonus. Eligibility for a pro rata award under our annual incentive plan;
•	Benefits Continuation. COBRA premium payments during the number of years equal to the factor described above for continued medical, dental and basic life insurance coverage;

•	Enhancement of Retirement Benefits.

•

The value of that portion of the employee’s “company matching account” in the 401(k) Plan attributable to “company contributions” which is unvested and the unvested portion, if any, of the employee’s “savings plan supplemental benefit” account under the Supplemental Plans;

•

A lump sum cash benefit equal to the present value of the employee’s “normal retirement benefit” and “retirement plan supplemental benefit” determined under the Retirement Plan, or the Supplemental Plans if the employee was not entitled to a vested benefit under the Retirement Plan at the time he or she separates from service;

•	Vacation Pay Enhancement. The employee’s unused and accrued vacation notwithstanding whether any minimum service requirement has been met under our vacation policy; and
•

Gross-Up Payment; If Applicable.    A tax gross-up payment if the employee is subject to an excise tax on his or her change of control benefits. If payments are less than $50,000 over the employee’s safe harbor limit, $100,000 in the case of the CEO, then his or her payments will be reduced to the safe harbor limit to avoid the imposition of the excise tax.

Mr. Covey’s Employment Agreement

We entered into an employment agreement with our CEO and President, Mr. Covey, when we hired him in 2006. If Mr. Covey’s employment terminates during his first three years of employment with us, he will be eligible for the termination benefits described below. If Mr. Covey’s employment terminates after the initial three-year period of employment, then Mr. Covey will be eligible for the benefits under the Severance Program described above.

Voluntary Termination by Mr. Covey or Termination due to Death, Disability or Retirement.    If Mr. Covey terminates his employment for any reason other than good reason, death, retirement, or disability, he will receive:

•	Any accrued but unpaid base salary, bonus, vacation and benefits; and
•	Pro-rated annual bonus for the termination year based on actual performance and paid at the same time as other bonus plan participants.

His unvested performance shares and restricted stock units will be paid out pursuant to the terms of our equity awards plans.

Involuntary Termination or Termination by Mr. Covey for Good Reason.    If we terminate Mr. Covey’s employment for any reason other than cause or disability or if Mr. Covey terminates his employment for good reason, after signing a release of claims, he will receive:

•	Any accrued but unpaid base salary, bonus, vacation and benefits;
•	Pro-rated annual bonus for the termination year based on actual performance and paid at the same time as other bonus plan participants;
•	24 months of pay continuation (base salary and target bonus);
•	Continued medical coverage for the lesser of 24 months or until Mr. Covey is eligible for subsequent employer-provided coverage; and
•	Immediate vesting of initial RSU award.

All of his unvested performance shares will be immediately forfeited upon termination of employment.

Termination in Connection with a Change of Control.    If, in connection with a change of control, Mr. Covey’s employment is terminated for any reason other than cause, or if he terminates employment for good reason, after signing a release of claims he will receive:

•	Any accrued but unpaid base salary, bonus, vacation and benefits;
•	Pro-rated annual bonus for the termination year based on actual performance;
•	36 months of pay continuation (base salary and target bonus);
•	Continued medical coverage for three years;

•	Pro-rated performance share award, based on our actual performance;
•	Immediate vesting of initial RSU award; and
•

A gross-up payment to reimburse him for any golden parachute excise tax if his total payments exceed his golden parachute safe harbor by at least $100,000. If his payments are less than $100,000 over his safe harbor limit, then his payments will be reduced to the safe harbor limit to avoid the imposition of the excise tax.

The definition of “change of control” under Mr. Covey’s employment agreement is substantially similar to the definition of “change of control” described above with respect to the Severance Program.

Other Potential Payments Upon Termination

The following table summarizes the value as of December 31, 2007, of the performance shares that our named executive officers would be entitled to receive at the end of the applicable performance periods, the number and value of RSUs for which vesting would have been accelerated and annual incentive plan awards, assuming the respective officer’s employment terminated on December 31, 2007, in connection with death, disability or retirement:

Name	Prorated Number of Shares Issued at End of Performance Period (#) (1)(2)	Value at December 31, 2007 ($) (3)	Accelerated RSUs (#) (2)(4)	Value at December 31, 2007 ($) (3)	Pro-Rata Bonus Under Annual Incentive Plan ($) (2)	Total ($)
Michael J. Covey	59,203	$2,630,987	7,258	$322,553	$728,000	$3,681,540
Eric J. Cremers	7,737	$343,840	1,157	$51,430	$91,700	$486,970
Gerald L. Zuehlke (5)	N/A	N/A	N/A	N/A	N/A	N/A
Harry D. Seamans	11,987	$532,690	N/A	N/A	$129,000	$661,690
Richard K. Kelly	11,987	$532,686	N/A	N/A	$137,300	$669,986
Brent L. Stinnett	11,175	$496,597	856	$38,062	$137,300	$671,960

(1)	The prorated number of shares shown in this column is based on target performance share awards for those awards granted for the 2006-2008 and 2007-2009 performance periods. Depending on our actual performance during the applicable performance period, the prorated number of shares issued could be 0% to 200% of the amounts shown in this column.

(2)	Messrs. Covey, Cremers and Seamans were not eligible for retirement under the Retirement Plan as of December 31, 2007. As a result, the amounts shown for those named executive officers in this column reflect amounts they would be entitled to receive in connection only with death or disability.

(3)	The amounts shown in this column were calculated using the $44.44 closing price for our stock on December 31, 2007, plus dividend equivalents through December 31, 2007.

(4)	The number of RSUs shown in this column reflects the accelerated vesting of RSUs that would vest at the next applicable vesting date. Such accelerated vesting would occur under the terms of our RSU award grant. RSUs that vested during 2007 pursuant to the regular vesting schedule for such RSU awards are reflected in the Option Exercises and Stock Vested Table on page 33.

(5)	As Mr. Zuehlke retired on December 31, 2007, no amounts are shown for him.

Additional Termination or Change of Control Payment Provisions

Annual Incentive Plan.    As noted in the discussion of the Executive Severance Program, in the event of a change of control, each participant under our annual incentive plan, including the named executive officers, is guaranteed payment of his or her pro-rated “standard bonus” for the year in which the change of control occurs provided certain other events occur in connection with the participant. With respect to any award earned for the year prior to the year in which the change of control occurs, the participant is guaranteed payment of his or her award based on the performance results for the applicable year. The definition of “change of control” for purposes of our annual incentive plan is substantially similar to the definition of “change of control” described above with respect to the Severance Program, and like certain other benefits under the Severance Program requires a double trigger. Additionally, under our annual incentive plan, upon the death or disability of a participant, the participant or his or her beneficiary or estate, is entitled to a pro-rata portion of the target annual bonus.

Benefits Protection Trust Agreement.    We have entered into a Benefits Protection Trust Agreement, or Trust, which provides that in the event of a change of control the Trust will become irrevocable and within 30 days of the change of control we will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to our employees under the Supplemental Plans; Management Performance Award Plan (predecessor plan to our current annual incentive plan); the Management Performance Award Plan II (our current annual incentive plan); the Executive Severance Program; the Deferred Compensation Plan for Directors; the Deferred Compensation Plan for Directors II; the Directors’ Retirement Plan; the Salaried Employee Severance Plan; Mr. Covey’s Employment Agreement; certain nonforfeitable benefits provided to Mr. Stinnett; and certain agreements between us and certain of our former employees. At least annually, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then we are, or our successor is, obligated to deposit additional assets into the Trust.

2000 and 2005 Stock Incentive Plans.    Under our 2000 Stock Incentive Plan, stock options (and related stock appreciation rights) that have been outstanding for at least six months prior to a change of control will become fully vested and immediately exercisable upon a change of control. With respect to performance shares granted under the 2000 and 2005 Stock Incentive Plans, the “performance period” will be deemed concluded on the effective date of a change of control. As of that date, target awards will be deemed payable and dividend equivalents will be calculated on the target award pro-rated to the date of the change of control. The definition of “change of control” for purposes of the 2000 and 2005 Stock Incentive Plans is substantially similar to the definition of “change of control” described above with respect to the Severance Program.

In addition to those termination situations addressed under our Severance Program, with respect to performance shares granted under the 2000 and 2005 Stock Incentive Plans, if the participant’s employment terminates during the performance period because of retirement, disability, or death, the participant, or his or her beneficiary, is entitled to a prorated number of the performance shares subject to the award. The prorated number of performance shares earned is determined at the end of the performance period based on the ratio of the number of completed calendar months the participant is employed during the performance period to the total number of months in the performance period. The prorated number of performance shares, plus dividend equivalents equal to the cash distributions that would have been paid on the shares earned had the recipient owned the shares during the three-year period, are paid at the end of the applicable performance period. With respect to RSUs, if the participant’s employment terminates because of retirement, disability, or death, and the vesting of the participant’s RSUs is to occur in its entirety as of a single date, the participant, or his or her beneficiary, will be entitled to a pro rata portion of the RSUs. If the vesting is to occur ratably, such as 20%, 20% and 60%, over a three-year period, the participant, or his or her beneficiary, will receive the already vested RSUs as well as the next tranche of RSUs scheduled to vest. Termination of a participant’s employment (for reasons other than in connection with a change of control or upon the death, disability or retirement) will result in the automatic termination of any unvested RSUs.

COMPENSATION NON-EMPLOYEE DIRECTORS

Our Nominating and Corporate Governance Committee, or Nominating Committee, reviews and makes recommendations to our Board concerning director compensation. Similar to our philosophy regarding executive compensation, our directors’ compensation philosophy is to provide our directors a fair compensation package that is tied to the services they perform as well as to the performance of the company, with the objective of recruiting and retaining the best directors that we can.

The Nominating Committee, pursuant to the authority granted it under its charter, engages Deloitte to advise it on directors’ compensation matters. In connection with that engagement, in May and September of 2007, Deloitte provided the Nominating Committee with a review and assessment of our directors’ compensation which included a comparison to a peer group of companies comprised of forest products industry and other general industry companies of similar size. The committee and Board took Deloitte’s assessment into consideration in establishing the current directors’ compensation, which is targeted to be at the median of compensation paid by other companies in that peer group.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Boh A. Dickey	$77,000		$69,260	$75	$146,335
William L. Driscoll	$56,000		$71,499	$75	$127,574
Ruth Ann M. Gillis	$62,000	(4)	$69,260	$75	$131,335
Jerome C. Knoll	$69,500		$69,260	$75	$138,835
John S. Moody	$59,000		$64,761	$75	$123,836
Lawrence S. Peiros	$62,000		$69,260	$75	$131,335
Gregory L. Quesnel	$75,500		$69,260	$75	$144,835
Michael T. Riordan	$63,500		$69,260	$75	$132,835
Judith M. Runstad	$67,000		$69,260	$75	$136,335
William T. Weyerhaeuser	$79,000	(4)	$69,260	$75	$148,335

(1)	Represents annual retainer fee, as well as any amounts earned for service as Vice Chair or Committee Chair and attendance fees.

(2)	The amounts shown reflect the compensation expense taken by us for 2007 in accordance with FAS 123R, including $65,000 per director for common stock units granted in December 2007 (which is the grant date fair market value for purposes of FAS 123R). The assumptions underlying FAS 123R valuations performed are discussed in note 14 to our 10-K. As of December 31, 2007, each non-employee director had accumulated 4,327 stock award units in his or her account, with the exception of Mr. Driscoll, who had 5,217 units, Mr. Moody, who had 2,538 units, and Mr. Weyerhaeuser, who had 13,747 units (including stock units held in the Directors’ Retirement Plan). The aggregate number for each director includes stock units that have been credited to the director over the years for service as a director and stock units credited as a result of reinvestment of dividend equivalents. As of December 31, 2007, directors held the following numbers of vested, unexercised options: Mr. Dickey-18,791; Ms. Gillis-1,466; Mr. Peiros-7,517; Mr. Quesnel-18,791; Mr.Riordan-11,275; Ms. Runstad-1,879; and Mr. Weyerhaeuser-20,294.

(3)	Consists of premiums paid for accidental death & dismemberment insurance.

(4)

The amounts shown reflect fees deferred in 2007 pursuant to our Deferred Compensation Plan for Directors II. In connection with these deferrals, we credited 1,394 stock units to Ms. Gillis’ account and 1,774 stock units to Mr. Weyerhaeuser’s account for fees deferred in 2007. Such amounts were determined separately for each fee payment, which include meeting fees and quarterly pro-rata payments of the director’s annual retainer fee, by dividing the fee amount due by the appropriate per share closing stock price pursuant to the plan. In addition to the common stock award units described in footnote 1, Ms. Gillis and Mr. Weyerhaeuser have an aggregate of 5,275 and 36,370 common stock units, respectively, in their deferred compensation accounts.

During 2007, one of our directors, Mike Covey, was also an employee of the company. As a result, Mr. Covey, President and CEO, did not receive compensation for his services as a director during 2007. The compensation received by Mr. Covey as a named executive officer of the company is shown in the Summary Compensation Table.

Retainer and Fees.    During 2007, our outside directors were paid cash compensation at the following rates:

Annual retainer fee	$35,000
Supplemental annual retainer fee (Vice Chair only)	$20,000
Annual retainer fee for Chair of the Audit Committee	$15,000
Annual retainer fee for Chair of each other committee	$5,000
Attendance fee for each Board meeting	$1,500
Attendance fee for each committee meeting	$1,500

During 2007, we paid directors, or deferred on their behalf, an aggregate total of $670,500 in fees. Directors may defer receiving all or any portion of their fees under the terms of our Deferred Compensation Plan for Directors II, or Directors Plan. When a director elects to defer fees, he or she elects to have those fees converted into common stock units or, if not converted, then credited with annual interest at 70% of the higher of the prime rate or the average monthly long-term corporate “A” bond rate, until paid. The common stock units are credited with amounts in common stock units equal in value to the distributions that are paid on the same amount of common stock. During 2007, we also reimbursed directors for their reasonable out-of-pocket expenses for attending Board and committee meetings and educational seminars and conferences in accordance with our Director Education Program.

Long-Term Incentive Awards.    In December 2007, each of the outside directors was granted a discretionary award, consisting of a credit to an account established on behalf of each outside director under the Directors Plan in the amount of $65,000, for an aggregate amount of $650,000. Under the terms of the award, $65,000 was credited to an account for each director in common stock units, based on the price of the common stock on the date of the grant. These common stock units are then credited with amounts in common stock units equal in value to the distributions that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units held by the director in his or her deferred account will be converted to cash based upon the then market price of the common stock and will be paid to the director.

Other Benefits.    We provide coverage for directors under our Director and Officer Liability Insurance Policy and Accidental Death and Dismemberment Insurance Policy. Directors may, at their own expense, purchase coverage for their spouses under the Accidental Death and Dismemberment Insurance Policy. Directors are eligible to participate in our Matching Gifts to Education Program, which matches contributions of up to $1,500 per year to eligible educational institutions. We made no donations on behalf of any of our directors to organizations with which any director was affiliated as an executive officer or director in excess of the amounts matched by us under this program.

Directors’ Retirement Plan.    The Directors’ Retirement Plan is a non-qualified deferred compensation plan that was terminated effective December 31, 1996. At the time of termination, the present value of the accrued defined benefit under the plan was converted to a defined contribution account in company stock units, which are credited with dividend equivalents. Of our existing Board members, only Mr. Weyerhaeuser served as a director eligible to participate in the plan at the time it was in effect, and so he is the only director with an account. The Directors’ Retirement Plan was originally established to provide a retirement benefit to our non-employee directors. The benefit payable under the plan was an annual payment equal to the amount of the regular annual retainer fee (excluding supplemental fees, attendance fees and fees paid to committee chairpersons) in effect at the time and is payable for ten years following termination of service. There have been no accruals under the plan since its termination (other than dividend equivalents). Mr. Weyerhaeuser’s account will be paid in a lump sum in the first January following his termination of service.

Stock Ownership Guidelines.    In order to promote and increase equity ownership by our directors and to further align their interests with those of our stockholders, the Board has adopted stock ownership guidelines that require each outside director to own beneficially at least 3,750 shares, including common stock units granted under the Directors Plan, by the later of January 1, 2009, or the fifth anniversary of his or her election as a director. As of March 15, 2008, all outside directors have met the guidelines on an incremental basis.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four outside (non-employee) directors, all of whom meet the New York Stock Exchange listing standards for audit committee independence. The Audit Committee is an “audit committee” for purposes of Section 3(a)(58) of the Securities Exchange Act of 1934. It is governed by a written charter that is annually reviewed by the Committee and, when revisions are made, by the Board of Directors.

The Committee is responsible for providing oversight on matters relating to Potlatch’s accounting, financial reporting and internal controls. In performing its functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in its report, expresses an opinion on the conformity of the company’s annual financial statements to generally accepted accounting principles in the United States. During fiscal year 2007, the Committee met eight times.

In connection with the audit process, the Committee obtained from our independent registered public accounting firm, KPMG LLP (KPMG), a formal written statement describing the non-audit relationships between KPMG and Potlatch consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed with KPMG whether any relationships may affect KPMG’s independence. The Committee also discussed the quality and adequacy of Potlatch’s internal controls with management, the internal auditor and the independent registered public accounting firm. The Committee reviewed with the independent registered public accounting firm and the internal auditor their respective audit plans, audit scope, and identification of audit risks, and with the internal auditor reviewed and discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2007, with management and with KPMG outside the presence of management. The Committee also discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

Based on these reviews and discussions with management, KPMG and the internal auditor, the Committee recommended to the Board that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Board approved this recommendation.

The Audit Committee Members

Boh A. Dickey, Chair

Ruth Ann M. Gillis

Jerome C. Knoll

Gregory L. Quesnel

Fees Paid to Independent Registered Public Accounting Firm in 2007 and 2006

The Audit Committee has considered and determined that the services provided by KPMG LLP in fiscal year 2007 are compatible with the auditor’s independence. The following table shows fees for professional services rendered by KPMG for the audit of our financial statements for the years ended December 31, 2007, and 2006, and fees billed for other services rendered by KPMG during each of these years.

	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees	All Other Fees
2007	$1,253,000	$682,651	—	—

2006	$1,298,214	$84,000	—	—

(1)	Audit fees represent fees for the audit of our annual financial statements, the audit of internal controls over financial reporting and reviews of the quarterly financial statements. The 2006 and 2007 fees also include an amount for services in connection with our conversion to a real estate investment trust.

(2)	Audit-related fees represent fees for the audit of our defined benefit plans, the audit of the Annual Reports on Form 11-K and the audit of subsidiary businesses.

All audit services and audit-related services for fiscal year 2007 were pre-approved by our Audit Committee. The Audit Committee Policy for pre-approval of Independent Auditor Services and Fees provides for pre-approval of audit, audit-related, tax and other services specifically described by the Committee on an annual basis. A copy of the policy can be found on our web site by going to www.potlatchcorp.com, and selecting “Investor Resources,” then “Corporate Governance,” and then “Audit Committee.” Under the terms of the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

GENERAL INFORMATION

Stockholder Proposals for 2009

To be considered for inclusion in the proxy statement for Potlatch’s 2009 Annual Meeting of Stockholders, stockholder proposals must be received at our offices no later than December 5, 2008. All stockholder proposals must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

In order to present a matter or to make a nomination for the election of directors at the 2009 Annual Meeting, a stockholder must give written notice to the Corporate Secretary between December 5, 2008 and January 4, 2009. A stockholder who wishes to present a matter at the Annual Meeting should refer to Article III, Section 4 of our Bylaws for a complete statement of the requirements for submission of a written notice to our Corporate Secretary. A copy of our Bylaws is available for downloading or printing by going to our web site at www.potlatchcorp.com, and selecting “Investor Resources,” and then “Corporate Governance.”

Annual Report and Financial Statements

A copy of our 2007 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2007, was mailed to stockholders of record along with this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to reporting have filed the required reports on time in 2007, except that reports relating to the acquisitions of phantom stock units by two of our directors under our Deferred Compensation Plan for Directors were not timely filed as described in the following sentence. Based on the company’s mistaken understanding that no filing was required until the accumulated unreported amounts in their respective accounts exceeded $10,000, five reports relating to acquisitions of phantom stock units under our Deferred Compensation Plan for Directors by Mr. Weyerhaeuser (relating to deferred meeting fees for meetings in January, February, April, July and October) were not timely filed and six reports relating to acquisitions of phantom stock units under our Deferred Compensation Plan for Directors by Ms. Gillis (relating to deferred meeting fees for meetings in February, April, May, July, August and October) were not timely filed. Each of these acquisitions was subsequently reported for each of Mr. Weyerhaeuser and Ms. Gillis.

Other Information

We will make available, free of charge, any of the following documents at the request of stockholders or other interested parties:

Filings with the Securities and Exchange Commission

•	Annual Reports on Form 10-K
•	Quarterly Reports on Form 10-Q
•	Current Reports on Form 8-K
•	Registration Statements
•	Beneficial Ownership Reports for Directors and Executive Officers

Corporate Governance Documents

•	Corporate Governance Guidelines
•	Corporate Conduct and Ethics Policy
•	Audit Committee Charter
•	Finance Committee Charter
•	Executive Compensation and Personnel Policies Committee Charter

•	Nominating and Corporate Governance Committee Charter
•	Director Independence Policy
•	Audit Committee Independence and Financial Expert Policy
•	Audit Committee Policy for Pre-approval of Independent Auditor Services and Fees
•	Audit Committee Policy for Hiring Employees and Former Employees of the Independent Auditor
•	Director Stock Ownership Guidelines
•	Officer Stock Ownership Guidelines
•	Related Person Transactions Policy

These documents are available for downloading or printing by going to our web site at www.potlatchcorp.com, and selecting “Investor Resources” and then “Corporate Governance.” You may also submit a request for printed copies by e-mail to investorinfo@potlatchcorp.com or by mail to the following address:

Potlatch Corporation

Attn: Corporate Secretary

601 W. First Avenue, Suite 1600

Spokane, WA 99201

PROPOSAL 1 – ELECTION OF DIRECTORS

We recommend a vote FOR each nominee.

Our Board of Directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated by our Nominating and Corporate Governance Committee in accordance with the Committee’s Director Nomination Policy.

The individuals named as proxies on the enclosed proxy card will vote FOR the election of all nominees unless you direct them to withhold your votes. Each of the nominees is now a member of the Board. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at This Meeting to a Term Expiring in 2011

Jerome C. Knoll

Age 65, a director since December 2001.

John S. Moody

Age 59, a director since September 2006.

Lawrence S. Peiros

Age 52, a director since February 2003.

William T. Weyerhaeuser

Age 64, a director since February 1990.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect each of the nominees for director listed in Proposal 1.

PROPOSAL 2 – APPROVAL OF POTLATCH CORPORATION ANNUAL INCENTIVE PLAN

We recommend a vote FOR the proposal.

We are seeking approval of the new Potlatch Corporation Annual Incentive Plan, or AIP, in accordance with Section 162(m) of the Internal Revenue Code and implementing regulations, as it applies to the chief executive officer, the chief financial officer and each of the three most highly paid executive officers other than the chief executive officer or the chief financial officer (the “covered employees”) of the company beginning in 2009. The AIP, if approved by stockholders, will replace the current Management Performance Award Plan II, or MPAP. The MPAP was adopted by the Board of Directors effective as of January 1, 2005. A copy of the AIP, as approved by the Executive Compensation and Personnel Policies Committee of the Board of Directors on February 8, 2008, is attached to this proxy statement as Appendix A.

Purpose of the Plan

Section 162(m) of the Code has the effect of eliminating a federal income tax deduction for annual compensation in excess of $1 million paid by us (or our subsidiaries) to any covered employee each year unless that compensation is paid on account of attainment of one or more “performance-based” goals. One requirement for compensation to be performance-based is that compensation is paid or distributed pursuant to a plan that has been approved by the stockholders. The purpose of the AIP is to set new funding and allocation criteria for annual incentive payments and to preserve for us the federal income tax deductibility of incentive compensation earned by senior officers who are covered employees.

The AIP is consistent with our emphasis on performance-based compensation and current compensation philosophy. Moreover, the AIP reflects our belief in the need to (a) recruit, motivate and retain senior officers through compensation and benefits that are competitive with those of our peer group and (b) enhance stockholder value by aligning incentive compensation of senior officers with corporate performance and achieving business objectives and, to the extent possible, by preserving tax-deductibility of senior officer compensation.

Summary of the Plan

The AIP as it applies to covered employees will generally be administered by the Executive Compensation and Personnel Policies Committee of the Board of Directors, or Compensation Committee, which is composed solely of outside directors. The Compensation Committee will set and approve annual incentive payments to the Chief Executive Officer and other named executive officer participants in the AIP.

Determination of Awards. We will determine a target annual bonus pool equal to the sum of the target bonuses for all participants. The target bonuses are established as a percentage of employees’ base salaries, subject to dollar maximums in the case of covered employees, in rules and regulations adopted by the Compensation Committee. We will fund the pool based on Potlatch’s performance against a funds from operations (“FFO”) target. The Compensation Committee will determine the FFO target at the beginning of the year based on our internal financial plan and forecasts and a review of industry and stockholder expectations. FFO performance against target will affect the funding of the pool as follows:

•	200% of target pool for superior performance;

•	100% of target pool for target performance;

•	25% of target pool for threshold performance; and

•	0% of target pool for below threshold performance.

The bonus pool will be capped at a maximum of 200% of the target bonus pool.

The funded pool will be allocated by the CEO to the corporate and operating divisions based on the following:

•	Corporate: corporate FFO performance, modified based on the achievement of measurable strategic objectives; and

•	Operating Divisions: operating division EBITDDA performance (weighted 75%) and corporate FFO performance (weighted 25%).

“EBITDDA” is earnings before interest, taxes, depreciation, depletion and amortization. Operating division EBITDDA budgets will be established by the CEO and reflected in the annual budget approved by our Board.

Corporate and division bonus pools may be adjusted up or down at the discretion of the CEO based on size of aggregate funded pool, provided that any adjustment upward cannot affect the covered employees.

Corporate and operating division bonus pools will then be allocated to AIP participants based on individual performance assessments and their individual target bonus percentages using a five point rating scale as follows:

Performance Rating	Performance Standard
5	Far Exceeded Expectations
4	Exceeded Expectations
3	Achieved Expectations
2	Needs Improvement/Development
1	Did Not Meet Expectations

Individual awards generally will be adjusted proportionally based on the size of the bonus pools, using manager discretion. In addition, payouts will be limited by the size of the applicable bonus pool. A covered employee’s bonus multiplier is equal to 2.0 x unless it is reduced by the Compensation Committee at its discretion. We expect that the Compensation Committee normally will exercise this discretion except in cases of exceptional individual performance.

The share received by covered employees will be based solely on their target bonuses and cannot be increased based on decreases in other individuals’ bonuses relative to their target bonuses. In no event can the bonus received by an individual covered employee exceed $1.5 million, or $2.5 million in the case of the chief executive officer.

Administration. As it applies to covered employees, the Compensation Committee will administer and have the authority to interpret the AIP. The Compensation Committee will be responsible for determining target bonuses and FFO and EBITDDA funding targets and ranges for minimum and maximum performance with respect to the bonus pool, certifying performance with respect to those targets in the case of covered employees, and making final determinations of annual incentive payments for covered employees and other executive officers.

Eligible participants must be employed by the company or our subsidiaries through the end of a performance year in order to receive a bonus award payment. In the case of retirement, death, disability or (except in the case of covered employees) retirement, payment may nevertheless be approved at the sole discretion of the Compensation Committee. Individual awards earned under the AIP will be made in cash. However, if the participant has not met our stock ownership guidelines, half of the payment will be made in Potlatch common stock issued under the Potlatch Corporation 2005 Stock Incentive Plan. The Board may at any time amend, suspend or terminate the AIP, subject to stockholder approval to the extent required under Section 162(m).

The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the AIP.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008

We recommend a vote FOR this proposal.

KPMG LLP (KPMG), a registered public accounting firm, currently serves as our independent registered public accounting firm and has conducted the audit of our consolidated financial statements and internal controls over financial reporting for fiscal year 2007. A summary of the fees paid by us to KPMG in connection with its audits for fiscal years 2007 and 2006 can be found in the section titled, “Fees Paid to Independent Registered Public Accounting Firm in 2007 and 2006” in this proxy statement.

Based upon its review of KPMG’s qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG to serve as our independent registered public accounting firm for fiscal year 2008.

The appointment of our independent registered public accounting firm is not required to be submitted for ratification by the stockholders. The listing standards of the New York Stock Exchange provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of the independent registered public accounting firm. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG as independent registered public accounting firm for fiscal year 2008 for ratification by the stockholders.

If the stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider whether to retain KPMG, and may continue to retain that firm or appoint another firm without resubmitting the matter to the stockholders. Even if the stockholders ratify the appointment of KPMG, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of the company and our stockholders.

The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Representatives of KPMG are not expected to attend the Annual Meeting.

Appendix A

POTLATCH CORPORATION

ANNUAL INCENTIVE PLAN

Effective January 1, 2009

POTLATCH CORPORATION

ANNUAL INCENTIVE PLAN

Effective January 1, 2009

1.	ESTABLISHMENT AND PURPOSE

(a)	The Potlatch Corporation Annual Incentive Plan (the “Plan”) was adopted effective January 1, 2009, by the Board of Directors of Potlatch Corporation to provide meaningful financial rewards to those employees of Potlatch Corporation and its subsidiaries who are in a position to contribute to the achievement by Potlatch Corporation and its subsidiaries of significant improvements in profit performance and growth.

(b)	The Plan is the successor plan to the Potlatch Corporation Management Performance Award Plan II, as amended through February 20, 2008 (the “Prior Plan”). Effective December 31, 2008, the Prior Plan was frozen and no new Award deferrals will be made under it; provided, however, that any Award deferrals made under the Prior Plan before January 1, 2009, continue to be governed by the terms and conditions of the Prior Plan as in effect on December 31, 2008, or on the date of any later amendment.

(c)	Any Award deferrals made under the Prior Plan after December 31, 2008, are deemed to have been made under the Plan and all such deferrals are governed by the terms and conditions of the Plan as it may be amended from time to time.

(d)	The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable.

(e)	The Plan was approved by the shareholders of Potlatch Corporation on May , 2008.

2.	DEFINITIONS

(a)	“Award” means an award under the Plan.

(b)	“Award Year” means a Year with respect to which Awards are made.

(c)	“Board of Directors” means the Board of Directors of Potlatch.

(d)	“CEO” means the Chief Executive Officer of Potlatch.

(e)	“Change of Control” means the effective date of any one of the following events:

(i)

Upon consummation of a reorganization, merger or consolidation involving Potlatch (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock (the “Outstanding Common Stock”) and the then outstanding voting securities of Potlatch entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Potlatch either directly or through one or more subsidiaries), (B) no Person (as defined in Section 2(e)(iii) below) (excluding any corporation resulting from such Business

Combination or any employee benefit plan (or related trust) sponsored or maintained by Potlatch or any direct or indirect wholly owned subsidiary of Potlatch or such other corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership is based on the beneficial ownership, directly or indirectly, of Outstanding Common Stock or Outstanding Voting Securities immediately prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(ii)	On the date that individuals who, as of May 19, 2006, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 19, 2006, whose election, or nomination for election by Potlatch’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of any Person other than the Board; or

(iii)	Upon the acquisition after May 19, 2006, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then Outstanding Common Stock or (B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this Section 2(e)(iii): (x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by Potlatch, (y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by Potlatch or any direct or indirect wholly owned subsidiary of Potlatch or (z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 2(e)(i); or

(iv)	Upon the consummation of the sale of all or substantially all of the assets of Potlatch or approval by the stockholders of Potlatch of a complete liquidation or dissolution of Potlatch.

(f)	“Code” means the Internal Revenue Code of 1986, as amended.

(g)	“Committee” means the committee which shall administer the Plan in accordance with Section 3.

(h)	“Corporation” means Potlatch and its Subsidiaries.

(i)	“Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code and the regulations thereunder.

(j)	“Employee” means a full-time salaried employee (including any Officer) of the Corporation.

(k)	“Guidelines” means the Potlatch Corporation Stock Ownership Guidelines.

(l)	“Officer” means any Employee who is an elected officer of the Corporation and who is the chief manager of an Organization Unit.

(m)	“Organization Unit” means a major organizational component or profit center of the Corporation as determined in accordance with rules and regulations adopted by the Committee, the Employees of which are eligible to participate in the Plan.

(n)	“Participant” means any Officer and any Employee actively employed by the Corporation during an Award Year in an Organization Unit in a position designated as a participating position in accordance with rules and regulations adopted by the Committee.

(o)	“Plan” means the Potlatch Corporation Annual Incentive Plan, adopted effective January 1, 2009.

(p)	“Potlatch” means Potlatch Corporation, a Delaware corporation.

(q)	“Prior Plan” means the Potlatch Corporation Management Performance Award Plan II, adopted effective January 1, 2005, as amended through February 20, 2008.

(r)	“Separation from Service” means termination of a Participant’s employment as a common-law employee of the Corporation. A Separation from Service will not be deemed to have occurred if a Participant continues to provide services to the Corporation in a capacity other than as an employee and if the Participant is providing services at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three (3) full calendar years of employment with the Corporation (or if employed by the Corporation less than three (3) years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the annual remuneration earned during the final three (3) full calendar years of employment (or if less, such lesser period); provided, however, that a Separation from Service will be deemed to have occurred if a Participant’s service with the Corporation is reduced to an annual rate that is less than twenty percent (20%) of the services rendered, on average, during the immediately preceding three (3) full calendar years of employment with the Corporation (or if employed by the Corporation less than three (3) years, such lesser period) or the annual remuneration for such services is less than twenty percent (20%) of the annual remuneration earned during the three (3) full calendar years of employment with the Corporation (or if less, such lesser period).

(s)	“Subsidiary” means any corporation fifty percent (50%) or more of the voting stock of which is owned by Potlatch or by one or more of such corporations.

(t)	“Year” means the calendar year.

3.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Executive Compensation and Personnel Policies Committee of the Board of Directors, or such other committee as may be designated and appointed by the Board of Directors, which shall consist of at least three (3) members of the Board of Directors. Notwithstanding the foregoing, with respect to Participants who are Covered Employees, except in the case of a Change of Control as explained below, the Committee shall consist solely of “outside directors” within the meaning of Section 162(m). No member of the Committee shall be eligible to participate and receive Awards under the Plan while serving as a member of the Committee.

In addition to the powers and duties otherwise set forth in the Plan, the Committee shall have full power and authority to administer and interpret the Plan, to establish procedures for administering the Plan, to adopt and periodically review such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to properly carry out the provisions of the Plan, to receive and review an annual report to be submitted by the CEO which shall describe and evaluate the operation of the Plan, and to take any and all necessary action in connection therewith. The Committee’s interpretation and construction of the Plan and its determination of the amount of any Award thereunder shall be conclusive and binding on all persons. In making such determinations, the Committee shall be entitled to rely on information and reports provided by the CEO.

Within thirty (30) days after a Change of Control, the Committee shall appoint an independent committee consisting of at least three (3) current (as of the effective date of the Change of Control) or former Corporation officers and directors, which shall thereafter administer all claims for benefits under the Plan. Upon such appointment the Committee shall cease to have any responsibility for claims administration under the Plan.

4.	ELIGIBILITY AND PARTICIPATION

In accordance with rules and regulations adopted by the Committee, the CEO (the Committee in the case of Covered Employees) shall designate the Organization Units and the individuals who will participate in the Plan for an Award Year.

5.	AWARDS

Awards shall be determined in accordance with Sections 6, 7 and 8 and announced to Participants by March 1 following the close of the Award Year and, unless deferred in accordance with Section 9, shall be paid no later than March 15 following the close of the Award Year.

6.	DETERMINING THE ACTUAL FUNDED BONUS POOL

The total amount of Awards made to all Participants with respect to any Award Year shall be determined pursuant to this Section 6.

(a)	Target Bonus Pool. The Target Bonus Pool for an Award Year shall be determined first. The Target Bonus Pool for an Award Year shall be the sum of the Target Bonuses for all Participants for the Award Year. A Participant’s Target Bonus shall be an amount equal to a percentage of the Participant’s base salary, based on the position to which the Participant is assigned, as determined in accordance with rules and regulations adopted by the Committee. If a Participant does not qualify as a Participant for the entire period of the applicable Award Year, the Target Bonus will be prorated to reflect the number of half calendar months that the Employee was a Participant.

(b)	Actual Funded Bonus Pool. The Actual Funded Bonus Pool for an Award Year shall be determined next. The Actual Funded Bonus Pool for each Award Year shall be determined in accordance with rules and regulations adopted by the Committee. The Actual Funded Bonus Pool shall be represented by a bookkeeping entry only and no Employee of the Corporation shall have any vested right therein. The Actual Funded Bonus Pool for an Award Year shall be equal to the Target Bonus Pool for the Award Year adjusted by one or more “Corporate Performance Modifiers”. A Corporate Performance Modifier shall be a percentage determined in accordance with rules and regulations adopted by the Committee. A Corporate Performance Modifier may range from a minimum of zero to a maximum of two hundred percent (200%). In its rules and regulations concerning the determination of the Corporate Performance Modifiers, the Committee may take into consideration one or more of the following financial measures of profit performance, and a comparison of such performance against the performance of other major competitors: increase in funds from operations (“FFO”), consolidated earnings per share, return on shareholder equity, and return on invested capital.

7.	ALLOCATING THE ACTUAL FUNDED BONUS POOL AMONG ORGANIZATION UNITS

The Actual Funded Bonus Pool for each Award Year shall be allocated among the Organization Units in accordance with rules and regulations adopted by the Committee. In the case of the Organization Unit that includes corporate management employees (including the CEO), this allocation shall be based on the portion of the Target Bonus Pool that was attributable to the employees in that Organization Unit. In the case of Organization Units that include operating division employees, this allocation shall be based on what portion of the Target Bonus Pool was attributable to the employees in each Organization Unit (25% weight), and on the extent to which the division met its earnings before interest, taxes, depreciation, depletion and amortization (“EBITDDA”) target (75% weight). The resulting allocations may be adjusted up or down at the discretion of the CEO, except that they may not be adjusted up in the case of a Covered Employee.

8.	DETERMINING INDIVIDUAL AWARDS

Each Officer shall determine the amount of the Award to each Participant who is assigned to such Officer’s Organization Unit in accordance with rules and regulations adopted by the Committee, by allocating such Organization Unit’s portion of the Actual Funded Bonus Pool among the Participants employed in such Organization Unit in proportion to the product of the Participant’s Target Bonus and the Participant’s individual performance modifier. Each Participant’s Award shall be subject to review by and approval of the CEO. Notwithstanding the foregoing, in the case of an Award to an Officer, the CEO, any Covered Employee, or any individual who is subject to Section 16 of the Exchange Act , this determination shall be made solely by the Committee.

The Committee shall determine the Covered Employee’s, Officer’s or other Section 16 individual’s individual performance modifier at the same time as it determines his or her Target Bonus at the beginning of the Award Year. The Committee may decrease, but not increase, the individual performance modifier when it determines the Covered Employee’s actual Award after the end of the Award Year. Such Covered Employee’s Award also may not be increased based on his or her individual performance or based on decreases in other Participants’ bonuses relative to their Target Bonuses based on their individual performance.

In no event may the Award granted to the CEO exceed $2.5 million, or the Award granted to any other individual Covered Employee exceed $1.5 million.

9.	FORM AND TIME OF PAYMENT OF AWARDS

(a)	All non-deferred Awards under the Plan shall be paid in cash to all Participants other than those subject to the Guidelines. For a Participant subject to the Guidelines, the Award shall be paid in a combination of fifty percent (50%) cash and fifty percent (50%) common stock of the Corporation if the Participant has not incrementally reached the required ownership level at the end of each of his or her first five (5) years under the Guidelines or has not maintained one hundred percent (100%) of the applicable guideline amount in subsequent years. The number of shares of common stock shall be determined by dividing the dollar value of the portion of the Award allocated as stock by the closing price of the Corporation’s common stock on the date of the Committee meeting at which the Award payments are approved. Award amounts shall be prorated for the portion of the Award Year the Employee was an eligible Participant in accordance with rules and regulations adopted by the Committee. A Participant whose employment is terminated before the payment of an Award for any reason other than death, disability (within the meaning of Section 409A(a)(2)(C) of the Code) or (in the case of Employees who are not Covered Employees) early, normal or deferred retirement under the Salaried Employees’ Retirement Plan shall not be entitled to receive an Award. Notwithstanding any other provision of this Plan, in no event may the achievement of performance goals for any Participant who is a Covered Employee be waived except in the event of such Participant’s death or disability (within the meaning of Section 409A(a)(2)(C) of the Code) or pursuant to Section 15 below.

(b)	Notwithstanding the foregoing, a Participant may elect to defer receipt of payment of a single Award or all future Awards until after his or her Separation from Service in accordance with rules and regulations adopted by the Committee and in compliance with Section 409A of the Code.

(c)	An Award, the payment of which is deferred under subsection (b) above, shall be converted at the Participant’s election into cash and full and fractional stock units equal to the number of shares of the Corporation’s common stock determined by dividing the dollar value of the portion of the Award to be converted into stock units, if any, by the closing price of the Corporation’s common stock on the date of the Committee meeting at which the Award payments are approved (or the most recent trading day if the Committee does not meet on a trading day).

On each dividend payment date, dividend equivalents shall be credited to each full and fractional stock unit to the extent such stock unit was in the Participant’s deferred account on the dividend record date immediately preceding the applicable dividend payment date. Such dividend equivalents shall be converted into stock units as of the dividend payment date by dividing the amount of the dividend equivalents by the closing price of the Corporation’s common stock on the dividend payment date.

In the event of a change in the number of outstanding shares of the Corporation’s common stock by reason of a stock split, stock dividend, reclassification or other distribution of shares or other similar changes in the capitalization of the Corporation, an appropriate adjustment shall be made in the number of each Participant’s stock units determined as of the date of such occurrence.

(d)	The cash portion of an Award, the payment of which was deferred under subsection (b) above, shall be credited with additional amounts during the period of deferral commencing on the first day of the month coinciding with or next following the date Awards are normally paid pursuant to Section 5 above, and continuing during the period of deferral up to the last day of the month in which the amounts deferred hereunder are paid, and payable at the time that the deferred Awards are paid. Such additional amounts shall be computed at the rate of return on one or more of the investment alternatives that are available under the Potlatch Corporation Salaried Employees Savings Investment Plan. Each Participant may select which investment alternative(s) will be used for this purpose with respect to the deferred cash portion of his or her Award, and the alternative(s) selected need not be the same as the Participant has selected under the Savings Investment Plan, but any such selection will apply only prospectively. The Committee shall determine how frequently such selections may be changed.

(e)	Notwithstanding any other provision of the Plan, the Board of Directors may, in its sole discretion, determine limits on the amount and alter the time and form of payment of Awards with respect to an Award Year if any of the following conditions occurs: (i) Potlatch does not declare cash dividend with respect to its common stock during such Award Year, or (ii) the Actual Funded Bonus Pool determined pursuant to Section 6(b) for such Award Year exceeds six percent (6%) of Potlatch’s consolidated net earnings, before taxes, for such Award Year. Notwithstanding the foregoing, the Board of Directors shall not alter the time and form of payment of any Award for which a Participant has made a deferral election in accordance with this Section 9, unless such alteration is permissible under Section 409A of the Code.

10.	SPECIAL AWARDS FUND

(a)	Creation of the Fund. A Special Awards Fund shall be established with respect to each Award Year in an amount determined by the Committee but not to exceed ten percent (10%) of the Target Bonus Pool for such Award Year. The Special Awards Fund shall be represented by a bookkeeping entry only and no Employee of the Corporation shall have any vested right therein. The Special Awards Fund shall be in addition to the Bonus Pool created under Sections 5-9 above.

(b)	Eligibility. Awards may be made in a total amount equal to the Special Awards Fund to those Employees of the Corporation who are not Participants with respect to such Award Year, but who in the judgment of an Officer have made outstanding contributions to the success of the Corporation.

(c)	Selection. After the close of the Award Year, recipients of Awards under the Special Awards Fund shall be selected by the CEO upon the recommendation of an Officer. The amount of each individual’s Award under the Special Awards Fund shall be determined by the CEO upon the recommendation of an Officer and shall fall within a range set forth in rules and regulations adopted by the Committee, expressed as minimum and maximum percentages of annualized salary at the end of the year. Awards under the Special Awards Fund shall be announced by March 1 following the close of the Award Year.

(d)	Payment. Awards under the Special Awards Fund shall be paid in full in cash no later than March 15 following the close of the Award Year.

11.	NO ASSIGNMENT OF INTEREST

The interest of any person in the Plan or in payments to be received pursuant to it shall not be subject to option or assignable either by voluntary or involuntary assignment or by operation of law, and any act in violation of this section shall be void.

12.	EMPLOYMENT RIGHTS

The selection of an Employee as a Participant shall not confer any right on such Employee to receive an Award under the Plan or to continue in the employ of the Corporation or limit in any way the right of the Corporation to terminate such Participant’s employment at any time.

13.	AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may amend, suspend or terminate the Plan at any time; provided, however, that any amendment adopted or effective on or after July 1 in any Award Year which would adversely affect the calculation of a Participant’s Award or the Participant’s eligibility for an Award for such Award Year shall be applied prospectively from the date the amendment was adopted or effective, whichever is later; provided, further that if the Plan is terminated effective on or after July 1 in any Award Year such termination shall not adversely affect any Participant’s eligibility for a pro rata share of an Award for the period of such Award Year before the date the termination was adopted or effective, whichever is later, subject to all other applicable terms and conditions of the Plan. In the event of termination of the Plan, Awards deferred under section 9(b) shall be paid at such times and in such amounts as provided in section 9(b) and the rules and regulations adopted by the Committee and in compliance with Section 409A of the Code. The foregoing notwithstanding, no amendment adopted nor termination of the Plan following the occurrence of a Change of Control shall be effective if it (a) would reduce a Participant’s Target Bonus for the Award Year in which the Change of Control occurs, (b) would reduce an Award earned and payable to a Participant in respect of the Award Year that ended immediately before the Award Year in which the Change of Control occurs, or (c) modify the provisions of this sentence.

Notwithstanding the foregoing, the Vice President, Human Resources of Potlatch Forest Products Corporation shall have the power and authority to amend the Plan with respect to any amendment that (i) does not materially increase the cost of the Plan to the Company or (ii) is required to comply with new or changed legal requirements applicable to the Plan, including, but not limited to, section 409A of the Code.

Without approval by vote of the shareholders, neither the Board nor the Vice President, Human Resources of Potlatch Forest Products Corporation shall adopt any amendment that would modify the material terms of the Plan (within the meaning of Section 162(m) of the Code) as to Covered Employees.

14.	SUCCESSORS AND ASSIGNS

The Plan shall be binding upon the Corporation, its successors and assigns, and any parent corporation of the Corporation’s successors or assigns. Notwithstanding that the Plan may be binding upon a successor or assign by operation of law, the Corporation shall require any successor or assign to expressly assume and agree to be bound by the Plan in the same manner and to the same extent that the Corporation would be if no succession or assignment had taken place.

15.	CHANGE OF CONTROL

Notwithstanding any other provision of the Plan to the contrary, this Section 15 shall apply with respect to the determination of Awards and the payment of Awards following a Change of Control. In the event that the employment of a Participant terminates following a Change of Control, such Participant shall be guaranteed payment of a prorated Award for the Award Year in which the Change of Control occurs determined in accordance with Section 8 based on the Participant’s Target Bonus. A prorated Target Bonus shall be calculated by multiplying the Participant’s Target Bonus for the applicable Award Year by a fraction, the numerator of which is the number of full months in the Award Year completed at the effective time of the Change of Control, and the denominator of which is twelve (12). With respect to any Award earned but not yet paid in respect of the Award Year that ended immediately before the Award Year in which a Change of Control that also is a change in the ownership or effective control the Corporation or a change in the ownership of a substantial portion of the assets of the Corporation as defined in the regulations promulgated under Section 409A of the Code (a “Code Section 409A Change of Control”) occurs, each Participant shall be guaranteed payment of his or her Award determined in accordance with Section 8 based on the performance results for the applicable Award Year. Awards paid pursuant to this Section 15 shall be paid in a lump sum in cash upon the earliest of (i) the time prescribed in Sections 5 and 9(a), (ii) the date the Participant Separates from Service for any reason other than “misconduct,” as defined in the Corporation’s Severance Program for Executive Employees or Salaried Employees’ Severance Benefits Plan, whichever applies to the Participant, following the Code Section 409A Change of Control, or (iii) with respect to an Award for which a Participant has made a deferral election in accordance with Section 9 of the Plan, within the twelve (12)-month period following the termination of the Plan, provided that the Plan is terminated within the period beginning thirty (30) days before and ending twelve (12) months following the effective date of the Code Section 409A Change of Control.

PROXY

Proxy for Annual Meeting of Stockholders to be Held May 5, 2008 at 9:00 a.m. local time (Pacific)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF POTLATCH CORPORATION

The undersigned hereby appoints Michael J. Covey, Eric J. Cremers and Michael S. Gadd, as proxies with full power in each to act without the others and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 5, 2008, or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH

DIRECTOR NOMINEE AND FOR PROPOSAL 2 AND PROPOSAL 3.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

(PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

...

▲ FOLD AND DETACH HERE ▲

You can now access your Potlatch Corporation account online.

Access your Potlatch Corporation stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Potlatch Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSAL 2 AND PROPOSAL 3.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the election of four Directors to serve until the 2011 Annual Meeting of Stockholders.				The Board of Directors recommends a vote FOR Proposal 2.

Proposal 1. Election of Directors Nominees:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01. John C. Knoll	☐	☐	☐	Proposal 2–Approval of the Potlatch Corporation Annual Incentive Plan.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
02. John S. Moody	☐	☐	☐	The Board of Directors recommends a vote FOR Proposal 3.
03. Lawrence S. Peiros	FOR ☐	AGAINST ☐	ABSTAIN ☐	Proposal 3–Ratification of the appointment of an independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	FOR	AGAINST	ABSTAIN
04. William T. Weyerhaeuser	☐	☐	☐			WILL ATTEND
				If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.		☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/PCH		1-866-540-5760

Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to
Have your proxy card in hand		vote your proxy. Have your proxy
when you access the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to

Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

PROXY

Proxy for Annual Meeting of Stockholders to be HeId May 5, 2008 at 9:00 a.m. local time (Pacific)

On behalf of The Board of Directors of Potlatch Corporation, this proxy is solicited from participants in the Potlatch Forest Products Corporation Savings Plan for Hourly Employees. Your shares will be voted as directed by you, but if not otherwise directed, FOR each director nominee and, FOR Proposal 2 and Proposal 3. If you do not return this voting instruction form or vote by telephone or internet, the Trustee (Mercer Trust Company) must vote your Plan shares in the same proportion as voted by other Plan participants.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

(PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.)

...

▲ FOLD AND DETACH HERE ▲

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSAL 2 AND PROPOSAL 3.

The Board of Directors recommends a vote FOR the election of four Directors to serve until the 2011 Annual Meeting of Stockholders.				The Board of Directors recommends a vote FOR Proposal 2.

Proposal 1. Election of Directors Nominees:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01. John C. Knoll	☐	☐	☐	Proposal 2–Approval of the Potlatch Corporation Annual Incentive Plan.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
02. John S. Moody	☐	☐	☐	The Board of Directors recommends a vote FOR Proposal 3.
03. Lawrence S. Peiros	FOR ☐	AGAINST ☐	ABSTAIN ☐	Proposal 3– Ratification of the appointment of an independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	FOR	AGAINST	ABSTAIN
04. William T. Weyerhaeuser	☐	☐	☐				WILL ATTEND
				If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.			☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on April 30, 2008.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/PCH		1-866-540-5760

Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to
Have your proxy card in hand		vote your proxy. Have your proxy
when you access the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PROXY

Proxy for Annual Meeting of Stockholders to be HeId May 5, 2008 at 9:00 a.m. local time (Pacific)

On behalf of The Board of Directors of Potlatch Corporation, this proxy is solicited from participants in the Potlatch Forest Products Corporation Salaried Employees’ Savings Plan.Your shares will be voted as directed by you, but if not otherwise directed, FOR each director nominee and, FOR Proposal 2 and Proposal 3. If you do not return this voting instruction form or vote by telephone or internet, the Trustee (Mercer Trust Company) must vote your Plan shares in the same proportion as voted by other Plan participants.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

(PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.)

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THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSAL 2 AND PROPOSAL 3.

The Board of Directors recommends a vote FOR the election of four Directors to serve until the 2011 Annual Meeting of Stockholders.				The Board of Directors recommends a vote FOR Proposal 2.

Proposal 1. Election of Directors Nominees:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01. John C. Knoll	☐	☐	☐	Proposal 2–Approval of the Potlatch Corporation Annual Incentive Plan.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
02. John S. Moody	☐	☐	☐	The Board of Directors recommends a vote FOR Proposal 3.
03. Lawrence S. Peiros	FOR ☐	AGAINST ☐	ABSTAIN ☐	Proposal 3–Ratification of the appointment of an independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	FOR	AGAINST	ABSTAIN
04. William T. Weyerhaeuser	☐	☐	☐				WILL ATTEND
				If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.			☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on April 30, 2008.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/PCH		1-866-540-5760

Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to
Have your proxy card in hand		vote your proxy. Have your proxy
when you access the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.